    As filed with the Securities and Exchange Commission on January 11, 2000



                                                     Registration No. 333-89273
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                 ---------------

                            THE FEMALE HEALTH COMPANY
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)
                                 ---------------


                WISCONSIN                                  3069                               39-1144397
       (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER IDENTIFICATION NO.)
       INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)


                                                      O.B. PARRISH, CHAIRMAN
         875 NORTH MICHIGAN AVENUE                    OF THE BOARD AND CHIEF
                 SUITE 3660                              EXECUTIVE OFFICER
          CHICAGO, ILLINOIS 60611                    875 NORTH MICHIGAN AVENUE
               (312) 280-1119                               SUITE 3660
       (ADDRESS AND TELEPHONE NUMBER                  CHICAGO, ILLINOIS 60611
     OF PRINCIPAL EXECUTIVE OFFICES AND                   (312) 280-1119
        PRINCIPAL PLACE OF BUSINESS)               (NAME, ADDRESS AND TELEPHONE
                                                   NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:

                              JAMES M. BEDORE, ESQ.
                          REINHART, BOERNER, VAN DEUREN
                            NORRIS & RIESELBACH, S.C.
                       1000 NORTH WATER STREET, SUITE 2100
                               MILWAUKEE, WI 53202
                                 (414) 298-1000

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. |X|

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. | |

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. | |

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. | |

                                          CALCULATION OF REGISTRATION FEE
=======================================================================================================================

            TITLE OF EACH                                                 PROPOSED       PROPOSED
              CLASS OF                                                     MAXIMUM        MAXIMUM
             SECURITIES                                  AMOUNT           OFFERING       AGGREGATE        AMOUNT OF
                TO BE                                     TO BE             PRICE        OFFERING       REGISTRATION
             REGISTERED                               REGISTERED(1)       PER SHARE        PRICE             FEE
-----------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.01                           1,500,000           $ 1.00(2)    $1,500,000          $ 417(3)
PER SHARE ISSUABLE UPON
CONVERSION OF CONVERTIBLE
DEBENTURES

-----------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.01                           2,587,500           $ 1.00(2)    $2,587,500          $ 719(3)
PER SHARE, ISSUABLE UPON
EXERCISE OF WARRANTS

-----------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.01                             841,671           $ 1.00(2)    $  841,671          $ 234(3)
PER SHARE TO BE SOLD BY
CERTAIN SELLING STOCKHOLDERS

-----------------------------------------------------------------------------------------------------------------------

COMMON STOCK, PAR VALUE $.01                             416,672           $ 0.99(4)    $  412,506          $ 109
PER SHARE TO BE SOLD BY
CERTAIN SELLING STOCKHOLDERS
=======================================================================================================================



(1) In the event of a stock split, stock dividend or similar transaction involving the registrant's common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.



(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the bid and asked prices of the registrant's common stock on October 14, 1999, as reported on the Over the Counter Bulletin Board.



(3)      Previously paid.



(4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the bid and asked prices of the registrant's common stock on January 5, 2000, as reported on the Over the Counter Bulletin Board.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS                       PRELIMINARY PROSPECTUS
                                 SUBJECT TO COMPLETION - DATED JANUARY 11, 2000


                                 THE FEMALE HEALTH COMPANY


                                 5,345,843 SHARES OF COMMON STOCK



    This prospectus may be used only by the stockholders listed under the section entitled "selling stockholders" in this prospectus for their resale of up to 5,345,843 shares of our common stock. The 5,345,843 shares are shares of our common stock which these stockholders currently own or will receive upon conversion of convertible debentures and exercise of warrants which they currently own. We will not receive any proceeds from the sale of the shares by the selling stockholders.



    Our common stock is quoted on the Over the Counter Bulletin Board under the symbol "FHCO." On January 5, 2000, the closing sale price of the common stock was $1-3/32.



YOU SHOULD CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 6 BEFORE PURCHASING OUR COMMON STOCK.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


January __, 2000

                                TABLE OF CONTENTS

                                                                                      PAGE
                 Prospectus Summary............................................        3
                 Risk Factors..................................................        6
                 Forward-Looking Statements May Prove to be Inaccurate.........       11
                 Use of Proceeds...............................................       11
                 Price Range of Common Stock...................................       11
                 Dividend Policy...............................................       11
                 Determination of Offering Price...............................       12
                 Capitalization................................................       13
                 Management's Discussion and Analysis of Financial Condition
                   and Results of Operations...................................       14
                 Business......................................................       19
                 Management....................................................       24
                 Principal Shareholders........................................       29
                 Related Party Transactions....................................       30
                 Description of Capital Stock..................................       31
                 Selling Stockholders..........................................       35
                 Plan of Distribution..........................................       40
                 Legal Matters.................................................       41
                 Experts.......................................................       41
                 The Female Health Company Index to Consolidated Financial
                   Statements..................................................       42


                               PROSPECTUS SUMMARY


    THIS SUMMARY PROVIDES AN OVERVIEW OF SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER. THEREFORE, YOU SHOULD ALSO READ THE MORE DETAILED INFORMATION IN THIS PROSPECTUS AND OUR FINANCIAL STATEMENTS.



                                  OUR BUSINESS


    The Female Health Company is essentially a global start-up company. Our business consists solely of the manufacture and sale of the female condom, known in the United States as REALITY(R) and under various other trade names in foreign countries. We were incorporated in Wisconsin in 1971 and established in our current form as The Female Health Company on February 1, 1996.


    Initially, we expended significant time and resources in the development of the female condom and securing FDA approval to market the female condom in the United States. During this time, we also operated our original recreational products business. After considering various alternatives, in 1995 our Board of Directors selected the female condom as the central focus for our strategic direction. As a result, in January 1996, we sold our recreational products business, changed our name to The Female Health Company and devoted ourselves solely to the commercialization of the female condom.



    As part of this restructuring, on February 1, 1996, we acquired the stock of Chartex Resources Limited, the manufacturer and owner of worldwide rights to, and our then sole supplier of, the female condom. As a result of these transactions, our sole business now consists of the manufacture, marketing and sale of the female condom. We own global intellectual property rights for the female condom, including:


         - patents in the United States, the European Union, Japan and various other countries;

         - a Pre-Market Approval granted by the United States Food and Drug Administration (FDA) approving and permitting marketing of the female condom in the United States;

         - a CE mark in the European Union representing that the product, as a medical device, has been approved by the European Union for marketing in the member countries of the European Union;

         -    regulatory approvals in various other countries, including Japan;
              and

         -    proprietary manufacturing technology.



    We also lease a state of the art manufacturing facility in London, England, capable of producing 60 million female condoms per year. The facility has been inspected and approved by the FDA and the European Union.



    Our principal executive offices are located at 875 North Michigan Avenue, Suite 3660, Chicago, Illinois 60611, and our telephone number is 312-280-1119.

                                  THE OFFERING


Common stock offered by the selling stockholders...................      5,345,843 shares (1)

Common stock outstanding as of December 16, 1999...................      12,291,206 shares (2)

Over the Counter Bulletin Board symbol............................       FHCO


-----------------


(1) Includes:



    - 1,500,000 total shares which may be received by five selling stockholders upon conversion of convertible debentures in the principal amount of $1,500,000;

    - 2,312,500 total shares which will be received upon exercise of warrants currently owned by seven selling stockholders;

    - 375,000 total shares which will be received by five selling stockholders upon exercise of warrants to purchase 375,000 shares which will be issued to six selling stockholders if we elect to extend the repayment date for the $1,500,000 convertible debentures for one year; and

    -   1,158,343 total shares currently owned by 13 selling stockholders.



(2) Does not include:



    - 3,820,833 shares of common stock issuable upon exercise of warrants outstanding as of December 16, 1999, including the warrants referenced in footnote 1 above;

    - 2,953,300 shares of common stock issuable upon exercise of stock options outstanding as of December 16, 1999;


    - 660,000 shares of common stock issuable upon conversion of outstanding preferred stock; and


    - shares issuable upon conversion of the $1.5 million convertible debentures outstanding.

                          SUMMARY FINANCIAL INFORMATION


    The summary financial information below is derived from our financial statements appearing elsewhere in this prospectus. You should read this information in conjunction with those financial statements, including the notes to the financial statements.



                                                                 YEAR ENDED SEPTEMBER 30,
                                                          1997             1998              1999
                                                    ----------------- ----------------- ---------------
         STATEMENTS OF OPERATIONS DATA:
         Net revenues..........................       $ 2,916,408       $ 5,451,399       $  4,715,477
         Cost of products sold.................         3,475,709         5,273,369          4,598,747
         Net loss..............................        (6,251,149)       (3,357,316)        (3,750,309)
         Net loss attributable to common
             stockholders......................        (6,266,114)       (4,306,985)        (3,884,228)
         Net loss per common share
             outstanding.......................       $     (0.74)      $     (0.43)      $      (0.36)






                                                       SEPTEMBER 30, 1999
                                                       ------------------
        CONSOLIDATED BALANCE SHEET
         DATA:
        Working capital...................                $  522,081
        Total assets......................                 6,507,143
        Long-term debt and capital lease
         obligations......................                         -
        Stockholders' equity..............                 1,722,970

                                  RISK FACTORS


    You should carefully consider the following risk factors, as well as the other information contained in this prospectus, before purchasing our common stock.

WE NEED ADDITIONAL CAPITAL TO SUPPORT OUR OPERATIONS. WE MAY NOT BE ABLE TO RAISE SUFFICIENT AMOUNTS OF ADDITIONAL CAPITAL WHEN NEEDED AND, IF WE DO RAISE ADDITIONAL CAPITAL, IT COULD DILUTE THE HOLDINGS OF OUR SHAREHOLDERS.

    Sales of our sole product, the female condom, are currently insufficient to cover our fixed manufacturing overhead, advertising and general and administrative costs. Consequently, we must secure additional capital to fund operating losses. We may not be successful in raising sufficient amounts of additional capital when needed and, even if we are able to raise additional capital, the terms of our financing activities may be costly and/or dilute the holdings of our shareholders.



    We estimate that we may need up to $2.0 million before the end of 2000 to fund our anticipated cash needs for working capital, capital expenditures and debt obligations, depending on the level of sales of our product. However, at this stage in our development, the amount and timing of our future capital requirements cannot be precisely determined. Many of the factors affecting our capital requirements, including new market launches by our international partners and sales orders from existing customers, are outside of our control.



    We have an Equity Line Agreement to sell up to $6 million of our common stock to Kingsbridge Capital Limited, a private investor. We have sold $485,000 to Kingsbridge under this agreement through the date of this prospectus. Our future use of the Equity Line Agreement is subject to a number of significant conditions which we have summarized on page 16 of this prospectus.



    We expect to raise additional capital through one or more of the following means:



    - the sale of debt or equity securities, including under the Equity Line Agreement with Kingsbridge if we meet the conditions to use the agreement;

    -   the sale of assets or rights; or

    - by discounting receivables and/or letters of credit to facilitate collection.



    We can make no assurance that we will be successful in raising additional capital. Further, we can make no assurance that any amount, if raised, will be sufficient to continue our operations until sales of the female condom generate sufficient revenues to fund operations. We may also find it difficult to raise funds from any debt financing because our existing creditors hold a first security interest in all of our assets.



WE EXPECT TO RELY ON OUR EQUITY LINE AGREEMENT TO RAISE NEEDED CAPITAL, BUT WE MAY NOT BE ABLE TO SATISFY ALL OF THE CONDITIONS TO USE IT WHEN NEEDED. ALSO, IF WE DO USE OUR EQUITY LINE AGREEMENT, IT COULD DILUTE THE HOLDINGS OF OUR SHAREHOLDERS.



    Our Equity Line Agreement with Kingsbridge Capital Limited, a private investor, gives us the right, subject to various conditions, to sell to Kingsbridge shares of our common stock for cash consideration up to $6 million. We have sold a total of $485,000 of common stock to Kingsbridge through the date of this prospectus. We may sell additional shares to Kingsbridge at any time on or before February 12, 2001 only if we comply with the conditions in the Equity Line Agreement or Kingsbridge waives the conditions. The conditions to our ability to sell our common stock under the Equity Line Agreement include the following:



    - the registration statement we filed with the SEC for resales of stock by Kingsbridge must remain in effect;

    - the sale must not cause Kingsbridge's ownership of our common stock to exceed 9.9% of the outstanding shares of our common stock;

    - the trading price of our common stock over a five trading day period preceding the date of the sale must equal or exceed $1.00 per share; and

    - the average daily trading volume of our common stock for a 20 trading day period preceding the date of the sale must equal or exceed 17,000 shares.



    We may not be able to meet the conditions to use the Equity Line Agreement when needed. For example, between September 30, 1999 and December 23, 1999, our common stock trading price closed below $1 per share on 20 of 60 trading days. Kingsbridge may waive any of the conditions for our use of the Equity Line Agreement, but we can make no assurance that they will choose to do so. If we are unable to use the Equity Line Agreement when needed, we may be forced to seek other sources of capital which may not be available to use on acceptable terms, if at all.



    Any stock which we sell to Kingsbridge under the Equity Line Agreement will be sold at a discount to the stock's then market price as provided in the agreement. The discount is 12% of the market price of a share of our common stock at the time if the sale is $2.00 or more and 18% if the market price is less than $2.00. As a result, any sales of common stock by us under the Equity Line Agreement could significantly increase our net loss per share or decrease our net income per share and cause the market price of our common stock to decrease.



    We have also agreed to pay Hartinvest-Medical Ventures, the entity that solicited Kingsbridge, a commission of 7% on all amounts received from Kingsbridge under the agreement. This commission may, at the option of Hartinvest-Medical Ventures, be paid in shares of our common stock valued at the same price at which we sell shares to Kingsbridge under the agreement. If Hartinvest-Medical Ventures elects to receive payment of its commissions in common stock, the issuance of the shares would further dilute our shareholders and could cause our stock price to decrease.


OUR SUCCESS IS COMPLETELY DEPENDENT UPON THE SUCCESS OF THE FEMALE CONDOM.


    We expect to derive our future revenues from sales of the female condom, our sole current product. Our current level of expenditures has been established to support a higher level of revenues. For us to begin generating cash from operations, sales of the female condom will have to increase to approximately 22 million per year based upon the current average selling price per unit, which would represent approximately 37% of our manufacturing capacity compared to approximately 11% of our manufacturing capacity that we used in fiscal 1999. If sales do not increase from current levels to this degree or if the cost to obtain this level of sales is prohibitive, we will continue to experience operating losses and, ultimately, our viability will be in jeopardy. Our ability to achieve a higher level of revenues is uncertain because the product is in the early stages of its commercialization. Accordingly, the ultimate level of acceptance of the female condom by public health advocates as well as users around the world, which includes the decision to use the female condom versus other available products, is not yet known.



SINCE OUR COMMON STOCK IS NO LONGER LISTED ON THE AMERICAN STOCK EXCHANGE, YOU MAY HAVE GREATER DIFFICULTY BUYING AND SELLING OUR COMMON STOCK.



    On February 5, 1999, our common stock was delisted from the American Stock Exchange since it did not meet all of the criteria for continued listing. Commencing on approximately February 10, 1999, the common stock has been quoted on the OTC Bulletin Board under the symbol "FHCO." You may find it more difficult to obtain accurate quotations of the price of the our common stock and to sell the common stock on the open market than was the case when the common stock was listed on the American Stock Exchange. In addition, companies whose stock is listed on the American Stock Exchange must adhere to the rules of that exchange. These rules include various corporate governance procedures which, among other items, require a company to obtain shareholder approval prior to completing various types of important transactions including issuances of common stock equal to 20% or more of the company's then outstanding common stock for less than the greater of book or market value or most issuances of stock options. Since our stock is quoted on the OTC Bulletin Board, we are not subject to those or any comparable rules.


WE HAVE A HISTORY OF SIGNIFICANT LOSSES AND, DUE TO THAT AND OTHER FACTORS, OUR INDEPENDENT AUDITOR HAS ISSUED A QUALIFIED OPINION ON OUR FINANCIAL STATEMENTS.


    We had a net loss attributable to common stockholders of $3.9 million for fiscal 1999, $4.3 million for fiscal 1998 and $6.3 million for fiscal 1997. As of September 30, 1999, we had an accumulated deficit of $45.2 million, working capital of $0.5 million and stockholders' equity of $1.7 million. Historically, we have experienced cash operating losses relating to expenses to develop, manufacture and promote the female condom. Consistent with the availability of resources, we expect to make substantial expenditures in fiscal 2000 in an effort to support our manufacturing operations and increase awareness and distribution of the female condom around the globe. Until our internally generated funds are sufficient to meet cash requirements, we will remain dependent upon our ability to generate sufficient capital from outside sources. We can make no assurance that we will achieve a profitable level of operations in the near term or at all.



    Our independent auditor's reports on our consolidated financial statements for the fiscal years ended September 30, 1999, 1998 and 1997 were qualified as to our ability to continue as a going concern. While many factors are considered by the auditor in reaching its opinion, the primary reason for the going concern opinion was due to our continued deficit cash flows from operations, driven largely by continued operating losses. Our net cash used in operations was $2.8 million for fiscal 1999, $2.8 million for fiscal 1998 and $5.0 million for fiscal 1997.



    In the near term, we expect operating costs to continue to exceed funds generated from operations due principally to our fixed manufacturing costs relative to our current production volumes. We can make no assurance that we will achieve positive cash flows from our operations in the near term or at all. We believe we must first achieve, on a continuing basis, positive cash flow from operations and net operating profits in order for our independent auditors to re-evaluate their going concern opinion.

BECAUSE OUR PRODUCT FACES SIGNIFICANT COMPETITION FROM OTHER PRODUCTS, SUCH AS THE MALE CONDOM, WE MAY NOT BE ABLE TO ACHIEVE ANTICIPATED GROWTH LEVELS OR PROFIT MARGINS.

    We may be unable to compete successfully against current and future competitors, and competitive pressures could have a negative effect on our revenues, cash flows and profit margins. Although we believe that there is currently no other female condom sold in the world, other parties may seek to develop an intravaginal pouch which does not infringe our patents. These products, if developed, could be distributed by companies with greater financial resources and customer contacts than us. In addition, there are a number of other products currently marketed which have a higher degree of accepted efficacy for preventing pregnancy than does the female condom. These products include male condoms, birth control pills, Norplant and Depo Provera. However, other than the female condom, only the latex male condom is generally recognized as being efficacious in preventing unintended pregnancies and sexually transmitted diseases. Companies manufacturing these competing products are generally much larger than we are and have access to significantly greater resources than we do. In addition, the female condom is generally sold at prices comparatively greater than the price of the latex male condom. Accordingly, the female condom will not be able to compete with the latex male condom solely on the basis of price.


FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET MAY REDUCE THE STOCK'S TRADING PRICE.


    A large number of our shares of common stock which are currently outstanding or which we may issue in the near future may be immediately resold in the public market. Sales of our common stock in the public market or the perception that sales may occur, could cause the market price of our common stock to decline even if our business is doing well. Virtually all of our 12,291,206 shares of common stock and 660,000 shares of our convertible preferred stock outstanding as of December 16, 1999 may be immediately resold in the public market, although sales of our shares by our directors, executive officers or other persons who may control us may be subject to restrictions under Rule 144, including limitations on the number of shares that may be sold. We may also issue up to $6 million of common stock under our Equity Line Agreement with Kingsbridge Capital Limited. The shares of common stock which we may sell to Kingsbridge under the Equity Line Agreement will be available for immediate resale to the public because we previously filed a registration statement with the Securities and Exchange Commission to register the resale by Kingsbridge of these shares. Further, as of December 16, 1999, we have issued options and warrants to purchase 6,774,133 shares of common stock. We have filed or intend to file registration statements under the Securities Act to register the sale of the shares underlying these options and warrants and, accordingly, any shares received upon exercise of these options or warrants will also be freely tradable, except for shares received by our directors, executive officers or other persons who may control us which are subject to the restrictions under Rule 144.


OUR STOCK PRICE HAS BEEN EXTREMELY VOLATILE AND, AS A RESULT, THE PRICE COULD BE DOWN AT A TIME WHEN YOU DESIRE TO SELL YOUR SHARES.

    The market price of our common stock has been and may continue to be affected by quarter-to-quarter variations in our operating results, announcements by our competitors and other factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations, particularly among the stock of emerging growth companies, which have often been unrelated to the operating performance of particular companies. Factors not directly related to our performance, such as governmental regulation or negative industry reports, may also have a significant adverse impact on the market price of our common stock.

BECAUSE OUR COMMON STOCK IS A "PENNY STOCK," TRADING IN IT IS SUBJECT TO THE PENNY STOCK RULES WHICH COULD AFFECT YOUR ABILITY TO RESELL THE STOCK IN THE MARKET.


    The Securities Enforcement and Penny Stock Reform Act of 1990 imposes restrictions when making trades in any stock such as our common stock which is defined as a "penny stock." The SEC's regulations generally define a penny stock as an equity security that has a price of less than $5.00 per share, other than securities which are traded on markets such as the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market. As a result of being a penny stock, the market liquidity for our common stock may be adversely affected since the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market. The regulations restricting trades in penny stock include:



    - a requirement that stock brokers deliver to their customers, prior to any transaction involving a penny stock, a disclosure schedule explaining the penny stock market and the risks associated with the penny stock market; and

    - a requirement that broker-dealers who recommend penny stocks to persons other than their established customers and a limited class of accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale of the securities.



AS A MANUFACTURER AND MARKETER OF A CONSUMER PRODUCT, WE COULD EXPERIENCE PRODUCT LIABILITY CLAIMS.



    The nature of our product may expose us to significant product liability risks. We maintain product liability insurance with coverage limits of $5 million per year on the female condom. We can make no assurance that we will be able to maintain this insurance on acceptable terms or that the insurance will provide adequate coverage against product liability claims. While no product liability claims on the female condom have been brought against us to date, a successful product liability claim against us in excess of our insurance coverage could be extremely damaging to us.



SINCE WE SELL PRODUCT IN FOREIGN MARKETS, WE ARE SUBJECT TO FOREIGN CURRENCY AND OTHER INTERNATIONAL BUSINESS RISKS THAT COULD ADVERSELY AFFECT OUR OPERATING RESULTS.



    We manufacture the female condom in a leased facility located in London, England. In addition, a material portion of our future sales are likely to be in foreign markets. Manufacturing costs and sales to foreign markets are subject to inherent risks and challenges that could adversely affect our revenues, cash flows and profit margins, including:



    - normal currency risks associated with changes in the exchange rate of foreign currencies relative to the United States dollar;

    -   unexpected changes in international regulatory requirements and tariffs;

    -   difficulties in staffing and managing foreign operations;

    -   greater difficulty in accounts receivable collection;

    -   political or economic changes, especially in developing nations; and

    -   price controls and other restrictions on foreign currency.



    To date, we have not used currency hedging strategies to manage our currency risks. On an ongoing basis, we will continue to evaluate our commercial transactions and will consider employing currency hedging strategies if appropriate.



OUR PRODUCT IS SUBJECT TO SUBSTANTIAL GOVERNMENT REGULATION WHICH EXPOSES US TO RISKS THAT WE WILL BE FINED OR EXPOSED TO CIVIL OR CRIMINAL LIABILITY, RECEIVE NEGATIVE PUBLICITY OR BE PREVENTED FROM SELLING OUR PRODUCT.



    The female condom is subject to regulation by the FDA under the Food, Drug and Cosmetic Act, and by other state and foreign regulatory agencies. Under the Food, Drug and Cosmetic Act, medical devices must receive FDA clearance before they can be sold. FDA regulations also require us to adhere to "Good Manufacturing Practices," which include testing, quality control and documentation procedures. Our compliance with applicable regulatory requirements is monitored through periodic inspections by the FDA and other foreign regulatory agencies. If we fail to comply with applicable regulations, we could:



    -   be fined or exposed to civil or criminal liability;

    - face suspensions of clearances, seizures or recalls of products or operating restrictions;

    -   receive negative publicity; or

    - be prevented from selling our product in the United States or in foreign markets.



WE MAY SUFFER LOSSES OR BUSINESS INTERRUPTIONS DUE TO THE YEAR 2000 ISSUE BECAUSE OUR SYSTEMS OR OUR SUPPLIERS' OR CUSTOMERS' SYSTEMS MAY FAIL.



    We believe that our internal computer systems are Year 2000 compliant and we do not anticipate that we will incur significant expenditures to ensure that such systems will function properly with respect to dates in the Year 2000 and beyond. However, the systems and software of third parties on which we rely, including our major suppliers or customers may contain errors or faults with respect to the Year 2000. Known or unknown errors or defects that affect the operation of our software and systems and those of third parties could result in delay or loss of revenue, interruption of services, cancellation of customer contracts, diversion of development resources, damage to our reputation, and litigation costs. A more detailed description of our Year 2000 compliance is in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance."

              FORWARD-LOOKING STATEMENTS MAY PROVE TO BE INACCURATE



    We have made forward-looking statements in this prospectus that are subject to risks and uncertainties. When we use the words "believes," "expects," "anticipates or similar expressions, we are making forward-looking statements. Because many factors can materially affect results, including those listed under "Risk Factors," you should not regard our inclusion of forward-looking information as a representation by us or any other person that the our objectives or plans will be achieved. Our assumptions relating to budgeting, research, sales, results and market penetration and other management decisions are subjective in many respects and thus are susceptible to interpretations and periodic revisions based on actual experience and business developments. The impact of any of which may cause us to alter our capital expenditures or other budgets, which may in turn affect our business, financial position, results of operations and cash flows. Therefore, you should not place undue reliance on forward-looking statements contained in this prospectus, which speak only as of the date of this prospectus. Factors that might cause actual results to differ from those anticipated in the forward-looking statements include, but are not limited to, those described in "Risk Factors."


                                 USE OF PROCEEDS


    The proceeds from the sale of the shares offered by this prospectus will be received directly by the selling stockholders. We will not receive any proceeds from the sale of the shares. We will, however, receive the exercise price for any warrants which are exercised by the selling stockholders. We will use any funds we receive for general working capital purposes.


                           PRICE RANGE OF COMMON STOCK


    Our common stock is currently quoted on the OTC Bulletin Board under the symbol "FHCO." As of December 14, 1999, there were approximately 487 holders of record of our common stock.



    Prior to February 5, 1999, our common stock was listed on the American Stock Exchange. The following table lists the historical high and low sale prices of a share of our common stock on the American Stock Exchange for periods prior to February 5, 1999 and on the OTC Bulletin Board for periods on or after February 9, 1999:




                                                         COMMON STOCK SALE PRICE
                                                         -----------------------
                                                           HIGH            LOW
                                                           ----            ---
                        1997 Fiscal Year:
                          Quarter ended:
                            December 31, 1996              6-1/4           3-5/8
                            March 31, 1997                4-3/16         1-13/16
                            June 30, 1997                  3-5/8         1-11/16
                            September 30, 1997             4-1/4           2-3/4
                        1998 Fiscal Year:
                          Quarter ended:
                            December 31, 1997              4-3/8               3
                            March 31, 1998                3-9/16               2
                            June 30, 1998                  3-5/8           2-3/8
                            September 30, 1998            3-9/16           1-3/8
                        1999 Fiscal Year:
                          Quarter ended:
                            December 31, 1998                  2           1-1/8
                            March 31, 1999                2-1/16          1-1/16
                            June 30, 1999                      2             7/8
                            September 30, 1999           1-11/16           11/16


    The sale price quotations above reflect inter-dealer prices, without retail mark-ups, mark-downs or commissions.

                                 DIVIDEND POLICY


    We have not paid a dividend on our common stock and do not anticipate paying any dividends in the foreseeable future.

                         DETERMINATION OF OFFERING PRICE

    The common stock offered by this prospectus may be offered for sale by the selling stockholders from time to time in transactions on the OTC Bulletin Board, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. As such, the offering price is indeterminate as of the date of this prospectus. See "Plan of Distribution."

                                 CAPITALIZATION


    The following table includes information regarding our unaudited short-term indebtedness and stockholders' equity as of September 30, 1999.




                                                                              SEPTEMBER 30, 1999
                                                                              ------------------
    Short-term indebtedness:
         Notes payable, related party, net
             of unamortized discount............................                    1,184,623
         Convertible debentures, net of
             unamortized discount*..............................                      819,355
                                                                                 ------------
                 Total short-term indebtedness..................                 $  2,003,978
                                                                                 ============

    Stockholders' equity:
         Class A Convertible Preferred Stock--Series 1, par value $.01 per share, 5,000,000 shares authorized, 660,000 shares issued and
             outstanding as of September 30, 1999...............                 $      6,600
         Common stock, par value $.01 per share, 22,000,000 shares
             authorized, 11,929,580 shares issued and outstanding as of
             September 30, 1999.................................                      119,297
         Additional paid-in capital.............................                   46,820,778
         Unearned consulting fees...............................                     (201,374)
         Accumulated other comprehensive income.................                      189,847
         Accumulated deficit....................................                  (45,180,102)
         Treasury stock, at cost................................                      (32,076)
                                                                                 -------------
                 Total stockholders' equity.....................                 $  1,722,970
                                                                                 ============



    * On June 1, 1999, we completed a private placement of convertible debentures in the principal amount of $1.5 million and warrants to purchase 1,875,000 shares of common stock. These warrants are exercisable at any time within five years after the date of their issuance at an exercise price per share equal to the lesser of:



       - 70% of the market price of our common stock on the date of exercise; or

       -       $1.00.



 The convertible debentures are payable one year after issuance or, if we elect, two years after issuance. If the term is extended for the extra one year, we must issue to the investors at the time of the extension, additional warrants to purchase 375,000 shares of common stock upon the same terms as the other warrants. Interest on the convertible debentures is payable quarterly at a rate of 8% annually in cash or, at the investors' option, common stock at its then current fair market value. From December 2, 1999 until this registration statement is declared effective, interest on the convertible debentures will be at the rate of 10% annually, and then will return to 8% annually. Repayment of the convertible debentures is secured by a first security interest in all our assets. The original principal balance plus any accrued but unpaid interest of the convertible debentures may be converted into common stock at the investor's election at any time after one year based on a per share price equal to the lesser of:



       - 70% of the market price of our common stock at the time of conversion; or

       -      $1.00.



Additionally, warrants to purchase 337,500 shares of common stock were issued to our placement agent in the offering in which the convertible debentures were sold. The convertible debentures' beneficial conversion feature is valued at $336,400 and the warrants to purchase 1,875,000 shares of common stock are valued at $715,100. We recorded the $1,051,000 value of the beneficial conversion feature and warrants as additional paid in capital. The corresponding amount of $1,051,500 was recorded as a discount on convertible debentures and is amortized over one year using the interest rate method.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


    The following discussion is intended to provide an analysis of our financial condition and results of operations and should be read in conjunction with our financial statements and the notes to our financial statements contained elsewhere in this prospectus. The discussion also includes forward-looking statements. As indicated in "FORWARD-LOOKING STATEMENTS MAY PROVE TO BE INACCURATE," you should not place undue reliance on forward looking statements.


OVERVIEW


    Over the past few years, we have completed significant aspects of the development and commercialization of the female condom. These initiatives have resulted in our attainment of proprietary manufacturing technology and product design patents, necessary regulatory approvals, endorsements from various organizations within the world medical community and the development of significant manufacturing capacity. These steps, taken as part of our plan to develop and sell a product with global commercial and humanitarian value, have required the expenditure of significant amounts of capital and resulted in significant operating losses including the period 1996 through the present.



    We have begun the process of developing the market for the female condom around the world. As part of this plan, we have entered into a number of distribution agreements and are pursuing other arrangements for the marketing and sale of the female condom. We believe that as the number of markets in which the female condom is sold increases, sales will grow and, if our sales increase significantly, we will become profitable. However, we can make no assurance that we will achieve profitability in the near term or at all.



RESULTS OF OPERATIONS



FISCAL YEAR ENDED SEPTEMBER 30, 1999 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1998



    We had net revenues of $4.7 million and a net loss attributable to common stockholders of $(3.9) million, or ($0.36) per share, in 1999 compared to net revenues of $5.5 million and a net loss attributable to common stockholders of $(4.3) million, or ($0.43) per share, in 1998.



    Without a one-time $817,000 charge for dividend accretion in 1998, we would have experienced an increase in net loss principally related to an increase in non-operating expenses rather than the $0.4 million, or 10%, reduction in the net loss attributable to stockholders from $(4.3) million in 1998 to $(3.9) million in 1999. Net losses for both 1999 and 1998 are attributable to fixed manufacturing overhead and administrative costs associated with operating the manufacturing facility configured to support significantly greater volume levels.



    Net revenues decreased $0.7 million, or 13%, in 1999 over the prior year. Declining sales in both the global public sector and city and state agencies within the United States accounted for all of the decrease. We believe the decrease reflects variation in the timing of receipt of significant public sector orders. This variation should decrease as more countries order and reorder the female condom. Net sales to commercial accounts increased as a result of the reinstatement of a major drug store chain and other promotional chain activity.



    Our strategy is to act as a manufacturer supplying the public sector and commercial partners throughout the world. Our partners pay for all marketing and shipping costs. Consequently, as our sales volume increases, our operating expenses will not increase significantly.



    In 1999, the cost of products sold of $4.6 million was 98% of net sales compared with 1998 cost of products sold of $5.3 million which was 97% of net sales. The reduction of cost of products sold was a result of lower sales volume, offset, in part, by a change between years in our reserve for inventory obsolescence. In 1998, the obsolescence reserve decreased cost by $0.9 million. The FDA's decision to extend the useful life of the female condom to five years from three years was a primary reason for this favorable adjustment. During 1999, no material inventory obsolescence reserve adjustment was required. Our manufacturing facility in the United Kingdom utilized approximately 11% of its capacity in 1999 compared with approximately 12% of its capacity in 1998. Our reserve for inventory obsolescence was $34,340 at September 30, 1999 and $40,734 at September 30, 1998.

    Advertising and promotion expenditures decreased 42% to $0.3 million in 1999 compared to $0.4 million in 1998. Advertising and promotion relates exclusively to the US market and includes the costs of print advertising, trade and consumer promotions, product samples and other marketing costs incurred to increase consumer awareness and purchases of the female condom. Through expenditures since the product launch, we have established that demand for the female condom is responsive to promotion; but due to our size, we do not possess the resources to conduct a significant consumer marketing program. Accordingly we are seeking potential partners for the United States that have the resources to conduct a marketing program for the female condom.



    Selling, general and administrative expenses were $2.9 million in each of 1999 and 1998. As a percentage of net revenues, selling, general and administrative expenses were 61% in 1999 compared with 53% in 1998. The increase as a percentage of net revenues was due to the decline in net revenues in 1999 as compared to 1998. Selling, general and administrative expenses did not proportionately decline with the decline in net revenues because the reduction in compensation expenses was offset by higher costs from consulting, investor relations, sales and legal.



    Net interest and non-operating expenses for 1999 increased $0.5 million, or 251%, to $0.7 million from $0.2 million in 1998. As a result of our higher levels of debt in 1999, principally due to the issuance of convertible debentures and two notes payable, we experienced an increase in interest expenses.



    We were able to cover fixed manufacturing overhead costs and reached above the break-even at the gross profit level. However, based on the current average selling price per unit, we must achieve cumulative annual unit sales of approximately 22 million female condoms, or 37% of manufacturing capacity, to cover operating and non-operating expenses. Non-operating expense includes interest and non-cash charges reflecting discounts on warrants and convertible debentures related to financing. We anticipate that non-operating expense will decrease as unit sales volume increases, fixed overhead costs are covered and our need for funding decreases. Excluding non-operating expense relating to our funding requirements, we believe our cash flows would achieve a break-even level at approximately 15.9 million units.



LIQUIDITY AND SOURCES OF CAPITAL



    Historically, we have had significant operating losses. Cash used in continuing operations was $2.8 million for each of 1999 and 1998. Historically, we have funded operating losses and capital requirements, in large part, through the sale of common stock or debt securities convertible into common stock.



    During 1999, we received the following from financing activities:



    -    approximately $1.3 million in proceeds from newly-issued notes payable;

    - $1.5 million, net of transaction costs, from the sale of convertible debentures and warrants;

    -    $1.0 million from the issuance of common stock; and

    - $0.1 million from the issuance of common stock upon exercise of options.



    We used these amounts to fund our current operations and to repay existing liabilities.



    In the near term, we expect operating losses and capital requirements to continue to exceed funds generated from operations due principally to our fixed manufacturing costs relative to current production volumes and the ongoing need to commercialize the female condom around the world.



    On September 29, 1997, we entered into an agreement with Vector Securities International, Inc., an investment banking firm specializing in providing advice to healthcare and life-science companies. Under this agreement, Vector will act as our exclusive financial advisor for the purposes of identifying and evaluating opportunities available to us for increasing shareholder value. These opportunities may include selling all or a portion of our business, assets or stock or entering into one or more distribution arrangements relating to our product. We can make no assurance that any opportunities will be available to us or, if any opportunities are available, that we will ultimately elect or be able to complete a transaction.



    On November 19, 1998, we executed a private equity line agreement with Kingsbridge Capital Limited, a private investor. This agreement gives us the right, subject to the conditions described below, to sell to Kingsbridge up to $6.0 million of our common stock.

The agreement expires on February 12, 2001. The agreement provides for minimum and maximum stock sales ranging from $100,000 to $1,000,000 depending on our stock price and trading volume. Stock sales cannot occur more frequently than every 20 trading days. Any stock sold by us to Kingsbridge under the agreement will be sold at a discount to the stock's then trading price as provided in the agreement. The discount is 12% from the then current average market price of our common stock if the average market price is at least $2 and 18% from the then current average market price if the average market price is less than $2. In addition, we are required to pay our placement agent sales commissions in common stock or cash, at the placement agent's option, equal to 7% of the funds we raise under the agreement and issue warrants to the placement agent to purchase shares of common stock at an exercise price of $2.17 per share, equal to 10% of the shares of common stock we sell under the agreement. We also issued Kingsbridge a warrant to purchase 200,000 shares of our common stock at $2.17 per share.



    We are required to sell at least $1 million of common stock to Kingsbridge during the term of the agreement. If we do not sell the minimum amount of common stock, we will be required to pay Kingsbridge a 12% fee on that portion of the $1 million minimum not sold during the term of the agreement. As of September 30, 1999, we have completed three sales to Kingsbridge of a total of 482,964 shares of our common stock for the combined cash proceeds of $485,000. Each sale was made while our common stock price was below $2.00 per share and, therefore, the common stock was sold at the 18% discount. The timing and amount of the stock sales under the agreement are totally at our discretion, subject to our compliance with each of the following conditions at the time we request a stock sale under the agreement:



    - the registration statement we filed with the SEC for resales of stock by Kingsbridge must remain in effect;

    - all of our representations and warranties in the agreement must be accurate and we must have complied with all of our obligations in agreement;

    - there may not be any injunction, legal proceeding or law prohibiting our sale of the stock to Kingsbridge;

    -   our counsel must issue a legal opinion to Kingsbridge;

    - the sale must not cause Kingsbridge's ownership our common stock to exceed 9.9% of the outstanding shares of our common stock;

    - the trading price of our common stock over a five trading day preceding the date of the sale must equal or exceed $1.00 per share; and

    - the average daily trading volume of our common stock for a 20 trading day period preceding the date of the sale must equal or exceed 17,000 shares.



    We have a $1 million note due March 25, 2000 and a $250,000 note payable due February 12, 2000 to Mr. Stephen Dearholt, one of our directors. We also have a $50,000 note payable due February 18, 2000 to Mr. O.B. Parrish, our Chairman of the Board and Chief Executive Officer.



    We estimate that we may need up to $2.0 million before the end of 2000 to fund our anticipated cash needs for working capital, capital expenditures and debt obligations, depending on the level of sales of the female condom. However, at this stage in our development, the amount and timing of our future capital requirements cannot be precisely determined. Many of the factors affecting our capital requirements, including new market launches by our international partners and sales orders from existing customers, are outside of our control. While the we believe that our existing capital resources, including expected proceeds from sales of common stock under our agreement with Kingsbridge if we are able to satisfy the conditions for its use, will be adequate to fund our currently anticipated capital needs, if they are not, we may need to raise additional capital until our sales increase sufficiently to cover operating expenses. In addition, we may not be able to satisfy the conditions required sell stock under our agreement with Kingsbridge when needed. For example, between September 30, 1999 and December 23, 1999, our common stock trading price closed below $1 per share on 20 of 60 trading days.



    Until internally generated funds are sufficient to meet cash requirements, we will remain dependent upon our ability to generate sufficient capital from outside sources. While we believe that revenue from sales of the female condom will eventually exceed operating costs and that ultimately operations will generate sufficient funds to meet capital requirements, we can make no assurance that we will achieve positive cash flows from our operations in the near term, or ever. We also can make no assurance that we will be able to source all or any portion of our required capital through the sale of debt or equity or, if raised, the amount will be sufficient to fund our operations until sales of the female condom generate sufficient revenues to fund operations. Any funds raised may be costly to us and/or dilutive to stockholders. We may also find it difficult to raise funds from any debt financing because our existing creditors hold a first security interest in all of our assets. If the we are not able to source the required funds or any future capital which becomes required, we may be forced to sell assets or rights or cease operations.



    As of December 15, 1999, we had approximately $1.0 million in cash, net trade accounts receivable of $0.5 million and current trade accounts payable of $0.7 million. We estimate that our cash burn rate, without revenues, is approximately $0.6 million per month.



YEAR 2000 COMPLIANCE



    The Year 2000 issue is the potential for system and processing failures of date related data and is the result of the computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the Year 2000. This could result in system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability manufacture our product, send invoices or engage in similar normal business activities.



    Our State of Readiness. We may be affected by the Year 2000 issue related to non-compliant information technology ("IT") systems or non-IT systems operated by us or by third parties. We have completed our assessment of internal IT systems and non-IT systems. Our internal systems are located at our manufacturing facility in the United Kingdom and at our headquarters in Chicago, Illinois.



    Our Year 2000 compliance project for our manufacturing facility was divided into four areas:



         - Manufacturing Process. We have assessed the Year 2000 compliance of each individual piece of equipment. For most of our equipment, we have received assurances from the manufacturer or supplier that the equipment is Year 2000 compliant. For other equipment, we have been able to test the equipment for compliance. Based on these tests and the assurances of the manufacturers or suppliers, we believe that our manufacturing equipment is Year 2000 compliant.

         - Building and Site Facilities. We have tested the central computers which control building and site services such as heating and air conditioning, chilled water and vacuum systems supporting manufacturing, fire alarms and intruder alarms. We believe that these systems are Year 2000 compliant. Also, even if these systems do fail, the central controls can be manually overridden to ensure that they continue to function.

         - Site Administration. We have completed an upgrade of our accounting system for Year 2000 compliance. We also have received assurances of Year 2000 compliance from the manufacturers or suppliers of equipment such as photocopiers, personal computers, facsimile machines and other office equipment. In addition, we believe that a failure of these systems would cause minimal disruption to our manufacturing operations.

         - Suppliers. We have obtained Year 2000 compliance assurances from most of our key suppliers, including single source suppliers of raw materials.



    Our U.S. headquarters is not directly involved in the manufacturing of our product. The Year 2000 compliance assessment for our U.S. operations is as follows:



         - We have completed a compliance assessment with the outside vendor of our software package for personal computer and desktop applications. We have made necessary upgrades for our accounting software to be Year 2000 compliant.

         - We have received assurances from the lessor of our headquarters building that the significant building systems are Year 2000 compliant.

    Costs to Address Our Year 2000 Issues. The majority of our Year 2000 issues were corrected either through systems upgrades or normal maintenance contracts. The costs associated with remediating our non-compliant IT systems and non-IT systems have not been material.



    Risks to Us for Year 2000 Issues. With regard to systems under our control, we know of no significant exposure that we have to the Year 2000 issue since, if necessary, our systems are capable of accepting manually entered data. The worst case scenario is that we would have to revert back to manual systems. We believe that our customers and vendors are at various stages of compliance but we have not been made aware of significant Year 2000 issues that would materially affect our business with them. We will continue to monitor Year 2000 compliance with our customers and vendors but will not be able to achieve the same degree of certainty that we can with our own internal systems.



    Our Contingency Plan. We are not aware of any significant Year 2000 issues since January 1, 2000. We will continue to monitor Year 2000 compliance of our internal systems and of the systems of our customers and vendors. To the extent that unanticipated compliance issues arise with respect to our internal systems, we believe that we will be able to implement alternative IT systems or manual systems. Our ability to respond to non-compliance by our key suppliers will be limited, and therefore could significantly harm our business.

                                    BUSINESS

GENERAL


    We manufacture, market and sell the female condom, the only FDA-approved product under a woman's control which can prevent unintended pregnancy and sexually transmitted diseases ("STDs"), including HIV/AIDS.



    The female condom has undergone extensive testing for efficacy, safety and acceptability, not only in the United States but also in over 40 additional countries. Studies show that having the female condom available provides women with more options, resulting in an approximately 25% increase in protected sex acts. Furthermore, studies show that when the female condom is available as a choice in addition to the male condom, there is an approximately 34% decrease in STDs, including HIV/AIDS.



    The product is currently sold or available in either or both commercial sector and public sector markets in over 31 countries. It is commercially marketed directly by us in the United States and the United Kingdom and through marketing partners in Canada, Holland, Brazil, Venezuela, South Korea, Denmark and France. We have signed distribution agreements in Japan and Bangladesh, and we anticipate that the product will be marketed in these countries in the coming months. Our partner in Japan, Taiho Pharmaceutical Co., Ltd., received regulatory approval from Koseisho, the Japanese regulatory agency, in November 1999. Taiho plans to introduce the female condom as "My Femy" in the first half of calendar year 2000. We are currently in discussions with potential distributors for key European countries, India, The People's Republic of China and other countries.



    As noted above, the female condom is sold to the global public sector. In the U.S., the product is marketed to city and state public health clinics as well as not-for-profit organizations such as Planned Parenthood. Following several years of testing the efficacy and acceptability of the female condom, in 1996 we entered into a three-year agreement with the Joint United Nations Programme on AIDS ("UNAIDS"), which has subsequently been renewed. Under this agreement, UNAIDS facilitates the availability and distribution of the female condom in the developing world and we sell the product to developing countries at a reduced price. The current price is 38 pence sterling, or approximately $0.64 per unit. Under this agreement, the product is currently being marketed in Zambia, Zimbabwe, Tanzania, Cote d' Ivoire, Bolivia, Haiti, South Africa and other countries. We anticipate multiple launches will occur during the next two years under this agreement, including launches in Kenya, Nigeria, Ghana, Cambodia, Bangladesh, Columbia and Central American countries.


PRODUCT

    The female condom is made of polyurethane, a thin but strong material which is resistant to rips and tears during use. The female condom consists of a soft, loose fitting sheath and two flexible rings. One of the rings is used to insert the device and hold it in place. The other ring remains outside the vagina after insertion. The female condom lines the vagina, preventing skin from touching skin during intercourse. The female condom is prelubricated and disposable and is intended for use during only one sex act.

GLOBAL MARKET POTENTIAL


    The World Health Organization estimates there are more than 300 million new cases of STDs worldwide each year, excluding HIV, and most of those diseases are more easily transmitted to women than to men. UNAIDS estimates that there are currently approximately 33 million people worldwide who are infected with HIV/AIDS and there are approximately 15,000 people per day who are newly infected. In the United States, the Center for Disease Control noted that in 1995, five of the ten most frequently reported diseases were STDs. The Center also has noted that one in five Americans over the age of 12 has Herpes and one in every three sexually active people will get an STD by age 24. Women are currently the fastest growing group infected with HIV and are expected to comprise the majority of new cases by the year 2000.




    Currently, there are only two products that prevent the transmission of HIV/AIDS through sexual intercourse--the latex male condom and the female condom.


MALE CONDOM MARKET



     It is estimated the global annual market for male condoms is 4.7 billion units. However, the majority of all acts of sexual intercourse, excluding those intended to result in pregnancy, are completed without protection. As a result, it is estimated the potential market for barrier contraceptives is much larger than the identified male condom market.

ADVANTAGES VERSUS THE MALE CONDOM


    The female condom is currently the only available barrier contraceptive method which is controlled by the woman and allows her to protect herself against STDs, including HIV/AIDS, and unintended pregnancy. The most important advantage is that a woman can control whether or not she is protected. Many men do not like to wear male condoms and may refuse to do so.



    The polyurethane material that is used for the female condom offers a number of benefits over latex, the material that is most commonly used in male condoms. Polyurethane is 40% stronger than latex, reducing the probability that the female condom sheath will tear during use. Clinical studies and everyday use have shown that latex male condoms can tear as much as 4% to 8% of the times they are used. Unlike latex, polyurethane quickly transfers heat, so the female condom immediately warms to body temperature when it is inserted, which may result in increased pleasure and sensation during use. The product offers an additional benefit to the 7% to 20% of the population that is allergic to latex and who, as a result, may be irritated by latex male condoms. To our knowledge, there is no reported allergy to date to polyurethane. The female condom is also more convenient, providing the option of insertion hours before sexual arousal and as a result is less disruptive during sexual intimacy than the male condom which requires sexual arousal for application.




COST EFFECTIVENESS

    At the 1998 World AIDS Conference held in Geneva, Switzerland, UNAIDS presented the results from its cost-effectiveness study which indicated that making the female condom available is highly cost effective in reducing public health costs in developing countries.



WORLDWIDE REGULATORY APPROVALS


    The female condom received PMA approval as a Class III Medical Device from the FDA in 1993. The extensive clinical testing and scientific data required for FDA approval laid the foundation for approvals throughout the rest of the world, including receipt of a CE Mark in 1997 which allows us to market the female condom throughout the European Union. In addition to the United States and the European Union, several other countries have approved the female condom for sale, including Canada, Russia, Australia, South Korea and Taiwan. Taiho, our partner in Japan, received regulatory approval from the Japanese regulatory agency in November 1999. We believe the female condom's PMA approval and FDA classification as a Class III Medical Device create a significant barrier to entry. We estimate that it would take a minimum of four to six years to implement, execute and receive FDA approval or a PMA to market another type of female condom.


    We believe there are no material issues or material costs associated with our compliance with environmental laws related to the manufacture and distribution of the female condom.

STRATEGY

    Our strategy is to act as a manufacturer, selling the female condom to the global public sector, United States public sector and commercial partners for country-specific marketing. The public sector and commercial partners assume the cost of shipping and marketing the product. As a result, as volume increases, our operating expenses will not increase significantly.

COMMERCIAL MARKETS


    We market the product directly in the United States and United Kingdom. We have commercial partners which have recently launched the product in Canada, Brazil, Venezuela, Denmark, South Korea, Holland and France. We have also signed agreements with partners in Japan and Bangladesh where launches are expected during the coming year.


JAPANESE MARKET


    In Japan, the market for male condoms exceeds 600 million units. Oral contraceptives have only recently been approved in Japan and, as a result, 85% of Japanese couples seeking protection use condoms. Our partner in Japan is Taiho, a $1 billion Japanese health care company. Taiho has more than 600 salespersons and distribution in 40,000 drug stores. Our agreement with Taiho required Taiho to perform clinical testing of the product in Japan and obtain the necessary regulatory approvals. Approval was received in November 1999. We will manufacture the product and supply it to Taiho, which will have responsibility for marketing and distributing the female condom in Japan. Taiho plans to market the female condom under the name "My Femy" during the first half of calendar year 2000.


RELATIONSHIPS AND AGREEMENTS WITH PUBLIC SECTOR ORGANIZATIONS


    Currently, it is estimated that more than 1.5 billion male condoms are distributed worldwide by the public sector each year. The female condom is seen as an important addition to prevention strategies by the public sector because studies show that the availability of the female condom decreases the incidence of unprotected sex by as much as 25% over male condoms alone. Currently, the female condom is promoted by the World Health Organization, UNAIDS, the United States Agency for International Development, many nongovernment organizations around the world and a number of city and state public health departments in the United States.



    We have an agreement with UNAIDS to supply the female condom to developing countries at a reduced price which is negotiated each year to be equal to our production costs directly attributable to the production of the female condom in the prior year, subject to a cap of 38 pence sterling, or approximately $0.63, per unit prior to December 31, 1999. The current price is 38 pence sterling per unit. This agreement has been automatically renewed for a term expiring on December 31, 2000, and will continue to automatically renew for additional one-year periods unless we or UNAIDS give prior notice of termination. During the last year, the female condom has been launched in the countries of Zimbabwe, Tanzania, Bolivia, Haiti, South Africa and Zambia. It is anticipated that multiple product launches will occur in several countries during the next two years, including in the countries of Kenya, Nigeria, Uganda, Ghana, Cambodia, Bangladesh, Columbia and Central America. We also are supplying Brazil's Ministry of Health with two million female condoms under our agreement with UNAIDS.



    In the United States, the product is marketed to city and state public health clinics, as well as not-for-profit organizations such as Planned Parenthood. Currently, 10 major cities and 15 state governments, including the states of New York, Pennsylvania, Florida, Connecticut, Hawaii, Louisiana, Maryland, New Jersey, South Carolina and Illinois, and the cities of Chicago, Philadelphia, New York and Houston, have purchased the product for distribution with a number of others expressing interest. All major cities and states have re-ordered product since their initial shipments.


STATE-OF-ART MANUFACTURING FACILITY

    We manufacture the female condom in a 40,000 square foot leased facility in London, England. The facility is currently capable of producing 60 million units per year. With additional equipment, this capacity can be significantly increased.

GOVERNMENT REGULATION


    In the U.S., the female condom is regulated by the FDA. Section 515(a)(3) of the Safe Medical Amendments Act of 1990 authorizes the FDA to temporarily suspend approval and initiate withdrawal of the PMA if the FDA finds that the female condom is unsafe or ineffective, or on the basis of new information with respect to the device, which, when evaluated together with information available at the time of approval, indicates a lack of reasonable assurance that the device is safe or effective under the condition of use prescribed, recommended or suggested in the labeling. Failure to comply with the conditions of FDA approval invalidates the approval order. Commercial distribution of a device that is not in compliance with these conditions is a violation of the Safe Medical Amendments Act of 1990.


COMPETITION


    The female condom competes in part with male condoms. Latex male condoms cost less and have brand names that are more widely recognized than the female condom. In addition, male condoms are generally manufactured and marketed by companies with significantly greater financial resources than we. It is also possible that other parties may develop a female condom. Competing products could be manufactured, marketed and sold by companies with significantly greater financial resources than we have.


EMPLOYEES


    As of December 16, 1999, we had 82 full-time employees within the U.S. and the U.K. and one part-time employee. None of our employees are represented by a labor union. We believe that our employee relations are good.

BACKLOG


    At December 16, 1999, we had unfilled orders of $2.5 million. The comparable amount as of the same date of the prior year was $0.5 million. All of these unfilled orders are expected to be filled during fiscal 2000. The unfilled orders are a result of requested shipping dates from our customers rather than delays in manufacturing.


PATENTS AND TRADEMARKS


    We currently hold product and technology patents in the United States, Japan, the United Kingdom, France, Italy, Germany, Spain, the European Patent Convention, Canada, The People's Republic of China, New Zealand, Singapore, Hong Kong and Australia. These patents expire between 2005 and 2113. Additional product and technology patents are pending in Brazil, South Korea, Germany, Japan and several other countries. The patents cover the key aspects of the female condom, including its overall design and manufacturing process. We license the trademark "Realty" in the United States and have trademarks on the names "femidom" and "femy" in a number of foreign countries. We have also secured, or applied for, 27 trademarks in 14 countries to protect the various names and symbols used in marketing the product around the world. In addition, the experience that has been gained through years of manufacturing the female condom has allowed us to develop trade secrets and know-how, including proprietary production technologies, that further secure our competitive position.


RESEARCH AND DEVELOPMENT


    We had research and development costs from continuing operations of $122,196 in fiscal 1999 and $2,500 in fiscal 1998. These expenditures were primarily related to conducting acceptability studies and analyzing second generation products.


INDUSTRY SEGMENTS AND FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC
OPERATIONS


    See Note 10 to Notes to Consolidated Financial Statements, included elsewhere in this prospectus.


HISTORY


    The female condom was invented by a Danish physician who obtained a U.S. patent for the product in 1988. The physician subsequently sold rights to the condom to Chartex Resources Limited. In the years that followed, Chartex, with resources provided by a nonprofit Danish foundation, developed the manufacturing processes and completed other activities associated with bringing the female condom to market in a number of non-U.S. countries. Wisconsin Pharmacal Company, Inc., which then had a license from Chartex to the female condom in the U.S., Canada and Mexico, pursued the pre-clinical and clinical studies and overall development of the product for worldwide use and U.S. FDA approval of the product.



    We are the successor to Wisconsin Pharmacal Company, Inc., a company which previously manufactured and marketed a wide variety of disparate specialty chemical and branded consumer products in addition to licensing rights to the female condom described above.



    In fiscal 1995, our Board of Directors approved a plan to complete a series of actions designed, in part, to maximize the potential of the female condom. First, we restructured and transferred all of our assets and liabilities, other than those related primarily to the female condom, to a newly-formed, wholly-owned subsidiary, WPC Holdings, Inc. In January 1996, we sold WPC Holdings to an unrelated third party. Then, in February 1996, we acquired Chartex, renamed The Female Health Company - UK in 1997, the manufacturer and owner of worldwide rights to, and our then sole supplier of, the female condom. As a result of the sale of WPC Holdings and the acquisition of Chartex, we evolved to our current state with our sole business consisting of the manufacture, marketing and sale of the female condom.



    The FDA approved the female condom for distribution in 1993 and our manufacturing facility in 1994. Since that time, we have sold over 29 million female condoms around the world.


PROPERTIES

    We lease approximately 4,500 square feet of office space at 875 North Michigan Avenue, Suite 3660, Chicago, Illinois 60611 under a lease that expires in 2001. We also lease approximately 1,900 square feet for corporate offices at 919 North Michigan Avenue, Suite 2208, Chicago, Illinois 60611 under a lease that expires January 31, 2001. However, we have subleased these premises to a third party. We utilize warehouse space and sales fulfillment services of an independent public warehouse located near Minneapolis, Minnesota, for storage and distribution of the female condom. We manufacture the female condom in a 40,000 square foot leased facility located in London, England under a lease that expires in 2015. The FDA-approved manufacturing process is subject to periodic inspections by the FDA as well as the European Union quality group. Current capacity at the manufacturing facility is approximately 60 million female condoms per year. We believe the properties are adequately insured.


LEGAL PROCEEDINGS


    We are not currently involved in any material pending legal proceedings.


WHERE YOU CAN FIND ADDITIONAL INFORMATION


    We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. or at the SEC's public reference rooms in Los Angeles, California, New York, New York and Chicago, Illinois. You can obtain information concerning the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. In addition, we have filed the registration statement of which this prospectus is a part and other filings with the SEC through its Electronic Data Gathering, Analysis and Retrieval system, and our filings are publicly available through the SEC's site on the World Wide Web on the Internet located at www.sec.gov.



    This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and which we have filed with the SEC. For further information about us and the securities offered by this prospectus, you should review the registration statement, including the exhibits filed as a part of the registration statement, at the public reference rooms. We may update information about us by filing appendices or supplements to this prospectus.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


    Our directors and executive officers are as follows:





                             NAME                                           TITLE                                 AGE
                    O.B. Parrish                               Chairman of the Board,  Chief Executive  Officer   66
                                                               and Director

                    Mary Ann Leeper, Ph.D.                     President, Chief Operating Officer and Director    59

                    Jack Weissman                              Vice President-Trade Sales                         52

                    Michael Pope                               Vice President, Director of Charter                43
                                                               Resources Limited,  Director and General Manager
                                                               of Charter International Plc

                    Robert R. Zic                              Chief Financial Officer                            36

                    William R. Gargiulo, Jr.                   Secretary and Director                             71

                    David R. Bethune                           Director                                           59

                    Stephen M. Dearholt                        Director                                           53

                    Michael R. Walton                          Director                                           61

                    James R. Kerber                            Director                                           67




    Mr. Parrish has served as our Chief Executive Officer since 1994, and as our Chairman of the Board and a Director since 1987. Mr. Parish also served as our acting Chief Financial Officer and Accounting Officer from February 1996 to March 1999. Mr. Parrish is a shareholder and has served as the President and as a Director of Phoenix Health Care of Illinois, Inc. since 1987. Phoenix Health Care of Illinois owns approximately 295,000 shares of our common stock. Mr. Parrish also was the Co-Chairman and a Director of Inhalon Pharmaceuticals, Inc. until its sale to Medeva, Plc. and is Chairman and a Director of ViatiCare Financial Services, LLC, Chairman and a Director of MIICRO Inc. and a Director of Amerimmune Pharmaceuticals, Inc. Mr. Parrish is also a trustee of Lawrence University. From 1977 until 1986, Mr. Parrish was the President of the Global Pharmaceutical Group of G.D. Searle & Co. and a director of Microbyx. From 1974 until 1977, Mr. Parrish was the President of Searle International, the foreign sales operation of Searle. Prior to that, Mr. Parrish was Executive Vice President of Pfizer's International Division.





    Dr. Leeper has served as our President and Chief Operating Officer since 1996, as a Director since 1987, as President and Chief Executive Officer of The Female Health Company Division from May 1994 until January 1996, and as our Senior Vice President - Development from 1989 until January 1996. Dr. Leeper is a shareholder and has served as a Vice President and Director of Phoenix Health Care of Illinois since 1987. Previously, Dr. Leeper served as Vice President - Market Development for Searle's Pharmaceutical Group and in various Searle research and development management positions. As Vice President - Market Development, Dr. Leeper was responsible for worldwide licensing and acquisition, marketing and market research. In earlier positions, she was responsible for preparation of new drug applications and was a liaison with the FDA.



    Mr. Weissman has served as our Vice President - Trade Sales since June 1995. From 1992 until 1994, Mr. Weissman was Vice President - Sales for Capital Spouts, Inc., a manufacturer of pouring spouts for gable paper cartons. During the period from 1989 to 1992, Mr. Weissman acted as General Manager - HTV Group, an investment group involved in the development of retail stores. Mr. Weissman joined Searle's consumer products group in 1979 and held positions of increasing responsibility, including National Account Manager and Military Sales Manager from 1985 to 1989. Mr. Weissman was Account Manager - Retail Business Development, for the NutraSweet Company, a Searle subsidiary. Prior to Searle, Mr. Weissman worked in the consumer field as Account Manager and Territory Manager for Norfolk Thayer & Whitehall Laboratories.

    Mr. Pope has served as our Vice President since 1996 and as General Manager of The Female Health Company, Plc, formerly Chartex International, Plc, since our 1996 acquisition of Chartex. Mr. Pope has also served as a Director of Chartex Resources Limited and Chartex International, Plc since 1995. Previously, Mr. Pope was Director of Technical Operations for Chartex which included responsibility for manufacturing, engineering, process development and quality assurance. Mr. Pope was responsible for the development of the high speed proprietary manufacturing technology for the female condom and securing the necessary approvals of the manufacturing process by regulatory organizations, including the FDA. Mr. Pope was also instrumental in developing and securing Chartex's relationship with its Japanese marketing partner. Prior to joining Chartex, from 1986 to 1990, Mr. Pope was Production Manager and Technical Manager for Franklin Medical, a manufacturer of disposable medical devices. Prior to joining us, from 1982 to 1986, Mr. Pope was Site Manager, Engineering and Production Manager, Development Manager and Silicon Manager for Warne Surgical Products.



    Mr. Zic has served as our Chief Financial Officer since March 1999. From 1998 to 1999, Mr. Zic held the dual positions of Acting Controller and Acting Chief Financial Officer at Ladbroke's Pacific Racing Association. From 1995 to 1998, Mr. Zic served as the Chief Accounting Manager and Assistant Controller at Argonaut Insurance Company. In this capacity, he was responsible for the financial and accounting operations at Argonaut's ten divisions and the external and internal financial reporting of Argonaut and its four subsidiaries. From 1990 to 1994, Mr. Zic was the Assistant Controller of CalFarm Insurance Company, where he was responsible for the company's external financial reporting duties. Mr. Zic's career began in 1986 as an auditor with Arthur Andersen & Co.



    Mr. Gargiulo has served as a Director since 1987, as our Secretary since 1996, as our Vice President from 1996 to September 30, 1998, as our Assistant Secretary from 1989 to 1996, as Vice President International of The Female Health Company Division from 1994 until 1996, as our Chief Operating Officer from 1989 to 1994, and as our General Manager from 1988 to 1994. Mr. Gargiulo is a Trustee of a trust which is a shareholder of Phoenix Health Care of Illinois. From 1984 until 1986, Mr. Gargiulo was the Executive Vice-President of Searle's European operations. From 1976 until 1984, Mr. Gargiulo was the Vice President of Searle's Latin American operations.



    Mr. Bethune has served as a Director since January 1996. Mr. Bethune has been Vice Chairman and interim Chief Executive Officer of Atrix Laboratories since 1999. From 1997 to 1998, Mr. Bethune held the position of President and Chief Operating Officer of the IVAX Corporation. From 1996 to 1997, Mr. Bethune was a consultant to the pharmaceutical industry. From 1995 to 1996, Mr. Bethune was President and Chief Executive Officer of Aesgen, Inc. a generic pharmaceutical company. From 1992 to 1995, Mr. Bethune was Group Vice President of American Cyanamid Company and a member of its Executive Committee until the sale of the company to American Home Products. He had global executive authority for human biologicals, consumer health products, pharmaceuticals and opthalmics, as well as medical research. Mr. Bethune is on the Board of Directors of the Southern Research Institute, Atrix Pharmaceuticals and the American Foundation for Pharmaceutical Education, Partnership for Prevention. He is a founding trustee of the American Cancer Society Foundation and an associate member of the National Wholesale Druggists' Association and the National Association of Chain Drug Stores. He is the founding chairman of the Corporate Council of the Children's Health Fund in New York City and served on the Arthritis Foundation Corporate Advisory Council.



    Mr. Dearholt has served as a Director since April 1996. Mr. Dearholt is a co-founder of and has been a partner in Response Marketing, one of the largest privately owned life insurance marketing organizations in the United States, since 1972. He has over 23 years of experience in direct response advertising and data based marketing of niche products. Since 1985, he has been a 50% owner of R.T. of Milwaukee, a private investment holding company which operates a stock brokerage business in Milwaukee, Wisconsin. In late 1995, Mr. Dearholt arranged, on very short notice, a $1 million bridge loan which assisted us in our purchase of Chartex.



    Mr. Walton has served as a Director since April 1999. Mr. Walton is President and owner of Sheboygan County Broadcasting Co., Inc., a company he founded in 1972. In addition to its financial assets, Sheboygan County Broadcasting Co. currently owns four radio stations. The company has focused on start-up situations, and growing value in underperforming, and undervalued business situations. It has purchased and sold properties in Wisconsin, Illinois and Michigan, and has grown to a multi-million dollar asset base from a start-up capital contribution of less than $100,000. Prior to 1972, Mr. Walton was owner and President of Walton Co., an advertising representative firm which he founded in New York City. He has held sales and management positions with Forbes Magazine, The Chicago Sun Times and Gorman Publishing Co., a trade magazine publisher specializing in new magazines which was subsequently sold to a large international publishing concern. Mr. Walton has served on the Boards of the American Red Cross, the Salvation Army and the Chamber of Commerce.



    Mr. Kerber has served as a Director since April 1999. Mr. Kerber has been a business consultant to the insurance industry since January 1996. He has over 40 years of experience in operating insurance companies, predominantly those associated with life and health. From October 1994 until January 1996, he was Chairman, President, Chief Executive Officer and director of the 22 life and health insurance companies which comprise the ICH Group. In 1990, Mr. Kerber was founding partner in the Life Partners Group where he was Senior Executive Vice President and a director. Prior to that, he was involved with operating and consolidating over 200 life and health companies for ICH Corporation, HCA Corporation and US Life Corporation.



    Our Board of Directors has an Audit Committee and a Compensation Committee. The Board's Audit Committee is comprised of Messrs. Bethune and Dearholt. The responsibilities of the Audit Committee, in addition to other duties which may be specified by the Board of Directors, include the following:



    -    recommendation to the Board of Directors of independent auditors;


    - review of the timing, scope and results of the independent auditors' audit examination;


    - review of periodic comments and recommendations by the auditors and of our response to the auditors' periodic comments and recommendations; and


    -    review of the scope and adequacy of internal accounting controls.


    The Audit Committee met two times during the fiscal year ended September 30, 1999.



    The Board's Compensation Committee is comprised of Messrs. Gargiulo and Bethune. The responsibility of the Compensation Committee, in addition to other duties which may be specified by the Board of Directors, is to make recommendations to the Board of Directors regarding compensation for the executive officers and to administer the 1989, 1990, 1994 and Outside Director Stock Option Plans. The Compensation Committee did not meet during the fiscal year ended September 30, 1999.



    Our Board of Directors met 20 times during the fiscal year ended September 30, 1999.



    The Board of Directors approves grants of options under the 1989, 1990 and 1994 Stock Option Plans. Any employee who is a member of the Board abstains from voting on grants of options to him or her. Outside directors receive one-time automatic grants of options under the Outside Director Stock Option Plan.


    There is no standing nominating or similar committee of the Board of Directors.


    Directors who are not also our employees receive a one-time grant of options to purchase 30,000 shares of our common stock upon their initial election to the Board of Directors. The options are granted at an exercise price equal to the last sale price of our common stock on the date of grant. We also pay each outside director $1,000 for each meeting of the Board of Directors attended by the director and reimburse the outside director for his expenses in attending the meeting.



    All directors serve until the next annual meeting of our shareholders and until his or her successor has been elected or until his or her prior death, resignation or removal. Each executive officer holds office until his or her successor has been appointed or until his or her prior death, resignation or removal.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE


    The table below gives information regarding all annual, long-term and other compensation paid by us to each of our executive officers whose total annual salary and bonus exceeded $100,000 for services rendered during any of the years indicated below. The individuals listed in this table are referred to elsewhere in this prospectus as the "named executive officers."





                                                           ANNUAL            LONG-TERM COMPENSATION
                                                        COMPENSATION                 AWARDS
                                                       -------------    -------------------------------
                                                                           RESTRICTED       SECURITIES
                           NAME AND                                           STOCK         UNDERLYING
                           PRINCIPAL          FISCAL       SALARY           AWARDS(1)      OPTIONS/SARS
                           POSITION            YEAR          ($)               ($)              (#)
                     --------------------     ------   -------------    ---------------  --------------
                     O.B. Parrish              1999        90,000                --               --
                       Chairman and            1998        90,000           117,955(2)       264,000
                       Chief Executive         1997        90,000                --          164,000(3)
                       Officer

                     Mary Ann Leeper,          1999       225,000                --               --
                       Ph.D. President and     1998       225,000            84,210(2)       290,000
                       Chief Operating         1997       225,000                --          200,000(3)
                       Officer




(1) Represents fair market value of restricted common stock on the date of grant based on the $2.88 closing price of our common stock on the date of grant.



(2) At September 30, 1998, the named executive officer owned 25,000 shares of restricted common stock, having a fair market value of $71,875 on that date, based on the closing price of our common stock on that date, and a fair market value of $40,625 on September 30, 1999, based on the closing price of our common stock on that date. For Mr. Parrish, also includes his pro rata portion of 25,000 shares of restricted stock granted to Phoenix Health Care of Illinois, based on his 64% ownership of Phoenix Health Care of Illinois. For Dr. Leeper, also includes her pro rata portion of the restricted stock based on her approximately 16.7% ownership of Phoenix Health Care of Illinois. All of these shares were granted on May 5, 1998 and vested in full on the first anniversary of the grant date. The owner is entitled to receive any dividends declared on these shares of restricted stock.



(3) Includes 164,000 and 200,000 options for Mr. Parrish and Dr. Leeper, respectively, which were granted in 1995 and 1996 fiscal years but repriced in 1997.


    FISCAL YEAR-END OPTION/SAR VALUES


    The following table sets forth the number and value of unexercised options held by the named executive officers at September 30, 1999:





                                                     NUMBER OF SECURITIES UNDERLYING
                                                          UNEXERCISED OPTIONS AT                  VALUE OF UNEXERCISED
                                                    FISCAL YEAR END SEPTEMBER 30, 1999      IN-THE-MONEY OPTIONS AT YEAR-END
                       NAME                             EXERCISABLE/UNEXERCISABLE              EXERCISABLE/UNEXERCISABLE
               -----------------------                  -------------------------              -------------------------
               O.B. Parrish                                   88,000/376,000                               $ 0

               Mary Ann Leeper, Ph.D.                         96,667/693,333                               $ 0



     EMPLOYMENT AGREEMENTS


    We entered into an employment agreement with Dr. Leeper effective May 1, 1994. The original term of Dr. Leeper's employment extended to April 30, 1997 and after April 30, 1997 her employment term renews automatically for additional three-year terms unless notice of termination is given. The employment agreement has automatically renewed for a term ending on April 30, 2000. We may terminate the employment agreement at any time for cause. If Dr. Leeper is terminated without cause, we are obligated to continue to pay Dr. Leeper her base salary and any bonus to which she would otherwise have been entitled for a period equal to the longer of two years from date of termination or the remainder of the then applicable term of the employment agreement. In addition, we are obligated to continue Dr. Leeper's participation in any of our health, life insurance or disability plans in which Dr. Leeper participated prior to her termination of employment. Dr. Leeper's employment agreement provided for a base salary of $175,000 for the first year of her employment term, $195,000 for the second year of her employment term and $225,000 for the third year of her employment term, subject to the achievement of performance goals established by Dr. Leeper and the Board of Directors. If the employment agreement is renewed beyond the initial three-year term, it requires her base salary to be increased annually by the Board of Directors based upon her performance and any other factors that the Board of Directors considers appropriate. For fiscal 1998 and 1999, Dr. Leeper's base salary was $225,000 per year. The employment agreement also provides Dr. Leeper with various fringe benefits including an annual cash bonus of up to 100% of her base salary. The Board of Directors may award the cash bonus to Dr. Leeper in its discretion. To date, Dr. Leeper has not been awarded a cash bonus.


     CHANGE OF CONTROL AGREEMENTS


    In fiscal 1999, we entered into Change of Control Agreements with each of O.B. Parrish, our Chairman and Chief Executive Officer, Mary Ann Leeper, our President and Chief Operating Officer, and Michael Pope, our Vice President. These agreements essentially act as springing employment agreements which provide that, upon a change of control, as defined in the agreement, we will continue to employ the executive for a period of three years in the same capacities and with the same compensation and benefits as the executive was receiving prior to the change of control, in each case as specified in the agreements. If the executive is terminated without cause or if he or she quits for good reason, in each case as defined in the agreements, after the change of control, the executive is generally entitled to receive a severance payment from us equal to the amount of compensation remaining to be paid to the executive under the agreement for the balance of the three-year term.

                             PRINCIPAL SHAREHOLDERS


     The following table provides information regarding the beneficial ownership of our common stock as of December 16, 1999 by:



     - each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

     - each director;


     - each named executive officer; and


     - all directors and executive officers as a group.



     We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Shares of common stock subject to options that are either currently exercisable or exercisable within 60 days of December 16, 1999 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.




                                                                       SHARES
                                                                 BENEFICIALLY OWNED
                                                                 ------------------
                     NAME                                      NUMBER          PERCENT
          -------------------------                            ------          -------
          O.B. Parrish (1)                                    484,001          3.9%
          William R. Gargiulo, Jr. (1)                        351,668          2.9
          Mary Ann Leeper, Ph.D. (1)                          460,668          3.7
          David R. Bethune (2)                                 50,000            *
          Michael R. Walton                                   527,810          4.3
          James R. Kerber                                     343,710          2.8
          Stephen M. Dearholt (3)                           1,714,451         12.7
          Gary Benson (4)                                   1,430,450         10.6
          All directors and executive
          officers as a group (ten persons) (1)(3)(5)       3,327,696         23.9



----------

*        Less than 1%.


(1) Includes 294,501 shares owned by Phoenix Health Care of Illinois and 30,000 shares under option to Phoenix Health Care of Illinois. Under the rules of the Securities and Exchange Commission, Messrs. Parrish and Gargiulo and Dr. Leeper may share voting and dispositive power as to these shares since Mr. Gargiulo is a trustee of a trust which is a shareholder, and Mr. Parrish and Dr. Leeper are officers, directors and shareholders, of Phoenix Health Care of Illinois. For Dr. Leeper, also includes 38,900 shares owned by and 96,667 shares under option to her; for Mr. Parrish, also includes 71,500 shares owned by and 88,000 shares under option to him; and for Mr. Gargiulo, also includes 10,500 shares owned by and 16,667 shares under option to him.


(2)  Represents options which are currently exercisable.

(3) Includes 544,511 shares owned directly by Mr. Dearholt. Also includes 69,500 shares held by the Dearholt, Inc. Profit Sharing Plan, 9,680 shares held by Response Marketing Money Purchase Plan, 153,129 shares held by trusts of which Mr. Dearholt is a trustee and 42,400 shares held by Mr. Dearholt's minor children. Also includes warrants to purchase 860,000 shares of common stock and options to purchase 30,000 shares.
(4) Includes warrants to purchase 1,250,000 shares of common stock. Mr. Benson's address is 2925 Dean Parkway, Minneapolis, Minnesota 55416.
(5)  Includes 50,000 shares under option held by Mr. Bethune.

                           RELATED PARTY TRANSACTIONS



     On February 18, 1999, we borrowed $50,000 from O.B. Parrish, our Chairman and Chief Executive Officer. The borrowing was completed through the execution of a $50,000, one-year promissory note payable by us to Mr. Parrish and a Note Purchase and Warrant Agreement and Stock Issuance Agreement. Mr. Parrish was granted warrants to purchase 10,000 shares of our common stock at an exercise price of $1.35 per share. The exercise price of the warrants equaled 80% of the average market price of our common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or five years after the date of their issuance. Under the Stock Issuance Agreement, if we fail to pay the $50,000 promissory note when due, we must issue 10,000 shares of our common stock to Mr. Parrish. The issuance will not, however, alleviate our liability under the note. We also granted Mr. Parrish securities registration rights for any common stock he receives from us under these warrants or the Stock Issuance Agreement.



     On February 12, 1999, we borrowed $250,000 from Mr. Dearholt. The borrowing was effectuated in the form of a $250,000, one-year promissory note payable by us to Mr. Dearholt. As part of this transaction, we entered into a Note Purchase and Warrant Agreement and a Stock Issuance Agreement. Mr. Dearholt received a warrant to purchase 50,000 shares of our common stock at an exercise price of $1.248 per share. The exercise price of the warrants equaled 80% of the average market price of our common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or five years after the date of their issuance. Under the Stock Issuance Agreement, if we fail to pay the $250,000 under the note when due, we must issue 50,000 shares of our common stock to Mr. Dearholt. This issuance will not, however, alleviate our liability under the note. We also granted Mr. Dearholt securities registration rights for any common stock he receives from us under these warrants or the Stock Issuance Agreement.



     During 1998, as compensation for consulting services, we awarded Phoenix Health Care of Illinois, Inc., a corporation which is owned in part and controlled by O.B. Parrish, Mary Ann Leeper and William R. Gargiulo, Jr., 25,000 shares of restricted stock with a market value of approximately $93,750.



     On March 25, 1997, 1998 and 1999, we extended a $1 million, one-year promissory note payable by us to Mr. Dearholt for a previous loan Mr. Dearholt made to us. The promissory note is now payable in full on March 25, 2000 and bears interest at 12% annually, payable monthly. We used $0.2 million of the note proceeds to provide working capital needed to fund the initial stages of our U.S. marketing campaign and $0.8 million of the note proceeds to fund operating losses. The borrowing transactions were effected in the form of a promissory note from us to Mr. Dearholt and related Note Purchase and Warrant Agreements and a Stock Issuance Agreement. Under the 1997, 1998 and 1999 Note Purchase and Warrant Agreements, we issued to Mr. Dearholt warrants to purchase 200,000 shares of common stock in 1997 at an exercise price of $1.848 per share, 200,000 shares of common stock in 1998 at an exercise price of $2.25 per share and 200,000 shares of common stock in 1999 at an exercise price of $1.16 per share. In each case, the exercise price of the warrants equaled 80% of the market price of our common stock on the date of issuance. The warrants expire upon the earlier of their exercise or five years after the date of their issuance. Under the Stock Issuance Agreement, if we fail to pay the $1 million under the note when due, we must issue 200,000 shares of our common stock to Mr. Dearholt. This issuance will not, however, alleviate our liability under the note. We also granted Mr. Dearholt securities registration rights for any common stock he receives from us under these warrants or the Stock Issuance Agreement. In consideration of Mr. Dearholt's agreement to extend the note's due date to March 25, 2000, we extended the expiration date of warrants held by Mr. Dearholt to purchase 200,000 shares of our common stock which from March 25, 2001 to March 25, 2002.



     On September 24, 1999, we completed a private placement of 666,671 shares of our common stock to various investors at a purchase price of $0.75 per share, representing a discount of 12% from the closing price of a share of our common stock on the Over the Counter Bulletin Board on that date. Stephen M. Dearholt, one of our directors, purchased 266,667 shares for $200,000 in this private placement. The terms of Mr. Dearholt's purchase were identical to the terms offered to the other, unrelated investors. As part of this private placement, we granted all of the investors, including Mr. Dearholt, registration rights which require that we register the investors' resale of these shares. The registration statement, of which this prospectus is a part, registers these investors' resale from time to time of those shares.


     It has been and currently is our policy that transactions between us and our officers, directors, principal shareholders or affiliates are to be on terms no less favorable to us than could be obtained from unaffiliated parties. We intend that any future transactions between us and our officers, directors, principal shareholders or affiliates will be approved by a majority of the directors who are not financially interested in the transaction.

                          DESCRIPTION OF CAPITAL STOCK


     Our authorized capital stock consists of 22 million shares of common stock, $.01 par value per share and 5 million shares of Class A Preferred Stock, $.01 par value per share. The Class A Preferred Stock may be issued in series, at any times and with any terms, that the Board of Directors considers appropriate. To date, the Board of Directors has authorized for issuance 1,040,000 shares of Class A Preferred Stock--Series 1, of which 660,000 shares are currently outstanding and 1,500,000 shares of Class A Preferred Stock--Series 2, of which no shares are currently issued and outstanding since the 729,927 shares of Class A Preferred Stock--Series 2 which were previously issued have all converted into a like number of shares of common stock. Our Amended and Restated Articles of Incorporation provide that any shares of Class A Preferred Stock which are issued and subsequently converted into common stock may not be reissued. Accordingly, we currently have 2,460,000 shares of Class A Preferred Stock authorized and available for issuance in series designated by the Board.


COMMON STOCK


     Holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Subject to the prior rights of the holders of Class A Preferred Stock, as described below, holders of common stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available for the payment of dividends. Upon liquidation or dissolution, holders of common stock are entitled to share, based on the number of shares owned, in our remaining assets which may be available for distribution after payment of our creditors and satisfaction of any accrued but unpaid dividends on the Class Preferred Stock and the liquidation preferences, if any, of the Class A Preferred Stock. Holders of common stock have no preemptive, subscription or redemption rights. The common stock has no cumulative voting rights. As a result, holders of more than 50% of the outstanding shares of common stock can elect all of our directors.



     All outstanding shares of common stock, currently outstanding, are fully paid and nonassessable. Wisconsin law, however, may make our shareholders personally liable for unpaid wages due employees for up to six months' services, but not in an amount greater than the par value of the shares.


CLASS A PREFERRED STOCK


     The Board of Directors is authorized, subject to the limitations described below, to issue from time to time, without shareholder authorization, in one or more designated series, shares of Class A Preferred Stock and to determine the dividend, redemption, liquidation, sinking fund and conversion rights of each particular series. No dividends or other distributions will be payable on the common stock unless dividends are paid in full on the Class A Preferred Stock and all sinking fund obligations for the Class A Preferred Stock, if any, are fully funded. Dividends on the Class A Preferred Stock will be cumulative from the date of issuance. In the event of a liquidation or dissolution, the Class A Preferred Stock would have priority over the common stock to receive the amount of the liquidation preference as specified in each particular series, together with any accrued but unpaid dividends out of our remaining assets. Holders of shares of Class A Preferred Stock will have the right, at any time on or before the redemption of the shares, to surrender the certificate evidencing the shares of Class A Preferred Stock and receive upon conversion of the shares of Class A Preferred Stock, a certificate evidencing one share of common stock for each share of Class A Preferred Stock so surrendered. The holders of Class A Preferred Stock are entitled to cast one vote per share held of record by them at all meetings of our shareholders.


Class A Preferred Stock--Series 1


     As authorized by our Articles of Incorporation, on August 15, 1997, the Board of Directors by resolution designated the relative rights and preferences of the first series of Class A Preferred Stock which was designated "Class A Preferred Stock--Series 1." The Board authorized for issuance 1,040,000 shares of this Series 1 Preferred Stock and 680,000 shares were issued, 660,000 of which are currently outstanding. We have no present intention of issuing any additional shares of Series 1 Preferred Stock. The Series 1 Preferred Stock accrues dividends on a daily basis at the rate of 8% per year on the "liquidation value" of the Series 1 Preferred Stock, which currently is $2.50 per share and is subject to adjustment and increase for accrued dividends. The dividends will accrue through the earliest of the date of repurchase of the Series 1 Preferred Stock, its conversion into common stock or liquidation. Dividends on the Series 1 Preferred Stock must be paid in full before dividends may be paid on any other class of our stock or before any sums may be set aside for the redemption or purchase of any of the Preferred Stock. Dividends will accrue whether or not they have been declared and whether or not there are funds legally available for the payment of dividends. Dividends are payable on October 1 of each year. Dividends which are not paid on the dividend reference date will accrue and be added to the liquidation value of each share of Series 1 Preferred Stock. No dividends can be declared and set aside for any shares of common stock unless the Board declares a dividend payable on the outstanding shares of Series 1 Preferred Stock, in addition to the dividends which the Series 1 Preferred Stock is otherwise entitled as described above. Additional dividends on the Series 1 Preferred Stock must be declared in the same amount per share of Series 1 Preferred Stock as would be declared payable on the shares of common stock into which each share of Series 1 Preferred Stock could be converted.



     On or after August 1, 1998, each share of Series 1 Preferred Stock is convertible into one share of common stock. Upon conversion, certificates for shares of common stock will be issued together with, to the extent legally available, an amount of cash equal to the remaining accrued but unpaid dividends on the shares of Series 1 Preferred Stock so converted. We may redeem the Series 1 Preferred Stock on or after August 1, 2000, unless the holder converts the shares before our redemption is effective, at a price of $2.50 per share plus all accrued but unpaid dividends. Upon a liquidation, the Series 1 Preferred Stock is entitled to a liquidation preference equal to $2.50 per share plus any accrued but unpaid dividends. This amount must be paid prior to any distribution on shares of common stock. Except as provided above, the Series 1 Preferred Stock will have the same rights, preferences and limitations as any other series of Preferred Stock to be issued in the future, whenever designated and issued.


Class A Preferred Stock--Series 2


     On December 30, 1997, the Board of Directors by resolution designated the relative rights and preferences of the second series of Class A Preferred Stock which is designated "Class A Preferred Stock--Series 2." The Board authorized for issuance 1,500,000 shares of this Series 2 Preferred Stock and 729,927 shares were issued. However, as of the date of this prospectus, no shares of Series 2 Preferred Stock are issued and outstanding since they all converted into shares of common stock on a one-for-one basis on April 3, 1998. The Series 2 Preferred Stock does not carry any dividend preference. Upon a liquidation, each share of the Series 2 Preferred Stock outstanding at the time of liquidation is entitled to a liquidation preference equal to the purchase price paid for each share. This amount must be paid prior to any distribution on shares of common stock, however, the liquidation preference on the Series 1 Preferred Stock must be paid before the liquidation preference on the Series 2 Preferred Stock is paid.



     The issuance of one or more series of Class A Preferred Stock could have an adverse effect on the rights of the holders of common stock, including dividend rights, rights upon liquidation and voting rights. The Preferred Stock could also be issued by us to defend against the threat of a takeover, if the Board of Directors determines that the takeover is not in our best interests or the best interests of our shareholders. This could occur even if a takeover was favored by a majority of shareholders and was at a premium to the market price of the common stock. We have no current plans or intention to issue additional shares of Class A Preferred Stock.


CONVERTIBLE DEBENTURES


     We issued convertible debentures to five of the selling stockholders in the principal amount of $1,500,000. The convertible debentures bear interest at 8% annually and have a one-year term, However, we may elect to extend the repayment term for an additional one year if, upon the extension, we issue to the selling stockholders warrants to purchase 375,000 shares of our common stock having the same terms and conditions as the warrants issued to the selling stockholders described below. One million dollars of the convertible debentures is payable on May 19, 2000, subject to the one year extension, with the remaining $500,000 payable on June 3, 2000, also subject to the one-year extension. Interest on the convertible debentures is payable quarterly either in cash or, at the selling stockholders' option, common stock based on the stock's then fair market value.



     The selling stockholders may elect to convert the original principal balance of convertible debentures plus any accrued but unpaid interest into common stock at any time after one year from the date they were issued based on a per share price equal to the lesser of:



     -  70% of the market price of the common stock at the time of conversion;
        or

     -  $1.00.



     Payment of the convertible debentures is secured by a first priority security interest in all of our assets. In addition, if we default in payment of principal or interest on the convertible debentures, we must immediately issue 1,500,000 shares of our common stock to the investors at no cost and that issuance will not in any way impair the other rights the selling stockholders possess, including the right to demand payment of the convertible debentures.

WARRANTS


     We also issued to the purchasers of the convertible debentures warrants to purchase 1,875,000 shares of our common stock. These warrants are exercisable by the selling stockholders at any time within five years after the date of their issuance at an exercise price per share equal to the lesser of:



     - 70% of the market price of our common stock on the date of exercise; or


     - $1.00.


     In addition, as part of the consideration that we paid R.J. Steichen & Company, our placement agent in the offering of the convertible debentures and warrants, we also issued warrants to purchase a total of 337,500 shares of our common stock to R.J. Steichen. The warrants issued to R.J. Steichen are exercisable at any time during a period of four years commencing one year after the date of the private placement at an exercise price of $1.00 per share.



     The warrants issued to the selling stockholders and R.J. Steichen contain provisions that protect the holder against dilution by adjustment of the exercise price and number of shares to be received upon exercise. Adjustments will occur in the event, among others, of a merger, stock split or reverse stock split, stock dividend or recapitalization. We are not required to issue fractional shares upon the exercise of the warrants. The holder of the warrants will not possess any rights as a stockholder until the holder exercises the warrants.



     The warrants may be exercised upon surrender on or before the expiration date of the warrants at our offices, with an exercise form completed and executed as indicated, accompanied by payment of the exercise price for the number of shares for which the warrant is being exercised. The exercise price is payable by check or bank draft payable to our order or by wire transfer or, in the case of the R.J. Steichen, by a "cashless exercise," in which the number of shares of common stock underlying the warrant having a fair market value equal to the total exercise price are cancelled as payment of the exercise price.



     For the life of the warrants and the convertible debentures, the holder has the opportunity to profit from a rise in the market price of the common stock without assuming the risk of ownership of the shares of common stock issuable upon the exercise of the warrant or conversion of the convertible debentures. The warrant or convertible debenture holder should be expected to exercise the warrant or convertible debenture at a time when we would likely be able to obtain any needed capital by an offering of common stock on terms more favorable than those provided for by the warrant or convertible debenture. Furthermore, the terms on which we could obtain additional capital during the life of the warrant or convertible debenture may be adversely affected.


TRANSFER AGENT

     The transfer agent and registrar for the common stock is Firstar Trust Company, Milwaukee, Wisconsin.


WISCONSIN ANTI-TAKEOVER PROVISIONS



     Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of public corporations, such as us, which are held by any person holding in excess of 20% of the voting power of our stock shall be limited to 10% of the full voting power of the shares. This statutory voting restriction does not apply to shares acquired directly from us, acquired in a transaction incident to which our shareholders vote to restore the full voting power of the shares and under other circumstances more fully described in section 180.1150. In addition, this statutory voting restriction is not applicable to shares of common stock acquired before April 22, 1986.



     Section 180.1141 of the Wisconsin Business Corporation Law provides that a "resident domestic corporation," such as us, may not engage in a "business combination" with a person beneficially owning 10% or more of the voting power of our outstanding stock for three years after the date the interested shareholder acquired his 10% or greater interest, unless the business combination or the acquisition of the 10% or greater interest was approved before the stock acquisition date by our Board of Directors. After the three-year period, a business combination that was not so approved can be completed only if it is approved by a majority of the outstanding voting shares not held by the interested shareholder or is made at a specified price intended to provide a fair price for the shares held by noninterested shareholders.
Section 180.1141 is not applicable to shares of common stock acquired by a shareholder prior to the registration of the common stock under the Securities Exchange Act of 1934 and shares acquired before September 10, 1987.

INDEMNIFICATION


     Our directors and officers are entitled to statutory rights to be indemnified by us against litigation-related liabilities and expenses if the director or officer is either successful in the defense of litigation or is otherwise determined not to have engaged in willful misconduct, knowingly violated the law, failed to deal fairly with us or our shareholders or derived an improper personal benefit in the performance of his duties to us. These rights are incorporated in our By-Laws. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, the indemnification provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

                              SELLING STOCKHOLDERS


     Information regarding beneficial ownership of our common stock by the selling stockholders as of December 16, 1999 follows. The table assumes that the selling stockholders sell all shares offered under this prospectus. We can make no assurance as to how many of the shares offered that the selling stockholders will in fact sell.




                                              SHARES OWNED           SHARES BEING               SHARES OWNED
          SELLING STOCKHOLDER                BEFORE OFFERING            OFFERED                AFTER OFFERING
          -------------------            ------------------------       -------            ------------------------
                                         NUMBER           PERCENT                          NUMBER           PERCENT
                                         ------           -------                          ------           -------
Gary Benson                         2,680,450(1)           18.1%      2,500,000(2)         180,450          1.5%
2925 Dean Parkway
Minneapolis, MN 55416

Daniel Bishop                         310,800(3)            2.5%        250,000(2)          60,800         *%
17235 Two Mile Road
Franksville, WI 53126

Mike Snow                             588,800(4)            4.6%        500,000(2)          88,800         *%
3300 Norwest Center
90 South Seventh Street
Minneapolis, MN 55402

Robert Johander                       250,000(5)            2.0%        250,000(2)               0          0%
8480 Montgomery Court
Eden Prairie, MN 55347

W.G. Securities Limited               250,000(5)            2.0%        250,000(2)               0          0%
Partnership
PMB 452
774 Mays Boulevard, No. 10
Incline Village, NV 89451

R.J. Steichen & Company                33,750(6)           *%            33,750(7)               0          0%
Suite 100
120 South Sixth Street
Minneapolis, MN 55402

Chip Rice
c/o R. J. Steichen & Company          168,750(8)            1.4%        168,750(7)               0          0%
Suite 100
120 South Sixth Street
Minneapolis, MN 55402

John E. Feltl
c/o R. J. Steichen & Company          101,250(9)           *%           101,250(7)               0          0%
Suite 100
120 South Sixth Street
Minneapolis, MN 55402

Wayne Mills
c/o R. J. Steichen & Company           33,750(10)          *%            33,750(7)               0          0%
Suite 100
120 South Sixth Street
Minneapolis, MN 55402

Stephen M. Dearholt                 1,714,451(11)          12.7%        266,671(12)      1,447,780          11.0%
741 North Milwaukee Street
Suite 500
Milwaukee, WI 53202

Thomas W. Bodine and                  138,000(13)           1.1%         80,000(14)         58,000         *%
Peggy L. Bodine as
Joint owners with right
of survivorship
c/o PaineWebber, Inc.
Suite 1500
8000 Maryland Avenue
St. Louis, MO 63105


Leo B. Schmid Trust                    20,000(15)          *%            20,000(15)              0          0%


                                              SHARES OWNED           SHARES BEING               SHARES OWNED
          SELLING STOCKHOLDER                BEFORE OFFERING            OFFERED                AFTER OFFERING
          -------------------            ------------------------    ------------          ------------------------
                                         NUMBER           PERCENT                          NUMBER           PERCENT
                                         ------           -------                          ------           -------
c/o PaineWebber, Inc.
Suite 1500
8000 Maryland Avenue
St. Louis, MO 63105

Jerome F. Martin and                   33,334(16)           *%         33,334(16)              0               0%
Diane M. Martin as
Joint Tenants
c/o PaineWebber, Inc.
Suite 1500
8000 Maryland Avenue
St. Louis, MO 63105

John H. Biggs Revocable               133,334(17)           *%        133,334(17)              0               0%
Trust
Apt. 23D
240 East 47th Street
New York, NY 10097

Love Family Charitable                 36,334(18)           *%         33,334(18)          3,000              *%
Foundation
Suite 201
212 South Central
St. Louis, MO 63105

Andrew Sproule Love                    33,334(18)           *%         33,334(18)              0               0%
Suite 201
212 South Central
St. Louis, MO 63105

Love Group Joint Venture               80,934(18)           *%         33,334(18)         47,600              *%
Suite 201
212 South Central
St. Louis, MO 63105

Love Real Estate Company               33,334(18)           *%         33,334(18)              0               0%
Profit Sharing Plan (1994)
Suite 201
212 South Central
St. Louis, MO 63105

James Chase                           210,000                1.8%     175,000(19)         35,000              *%
7815 North River Road
Milwaukee, WI 53217

William Witcroft                      143,334(20)            1.2%     133,334(21)         10,000              *%
7160 N. Barnett Lane
Milwaukee, WI 53217

Gregory P. DiCresce and               150,334(22)            1.3%     133,334(23)         17,000              *%
Nancy L.P. DiCresce
Joint owners with right
of survivorship
12 Myrtle Street
Saratoga Springs, NY

John Burke                             50,000(24)           *%         50,000(24)              0               0%
622 Water Street
Suite 200
Milwaukee, WI 53202

Kingsbridge Capital Limited           303,000(25)            2.4%     100,000(26)        203,000             1.6%
P.O. Box 3340
Dawson Building
Main Street
Tortola
British Virgin Islands
                                                                   ----------
Total                                                               5,345,843
                                                                 ============


------------

*     less than 1%


(1) Represents 180,450 shares of common stock beneficially owned by the selling stockholder as of December 16, 1999, 1 million shares receivable by the selling stockholder upon conversion of the $1 million convertible debenture owned by him assuming a conversion price of $1.00 per share and 1,500,000 shares receivable upon exercise of warrants owned by the selling stockholder, including warrants to purchase 250,000 shares which will be issued to the selling stockholder if we elect to extend the repayment term of the convertible debenture for an additional year after its initial term.


(2) The shares being offered by the selling stockholder represent the shares which will be received by the selling stockholder upon exercise of the convertible debenture and warrants held by the selling stockholder.


(3) Represents 60,800 shares of common stock beneficially owned by the selling stockholder as of December 16, 1999, 100,000 shares receivable by the selling stockholder upon conversion of the $100,000 convertible debenture owned by him assuming a conversion price of $1.00 per share and 150,000 shares receivable upon exercise of warrants owned by the selling stockholder, including warrants to purchase 25,000 shares which will be issued to the selling stockholder if we elect to extend the repayment term of the convertible debenture for an additional year after its initial term.



(4) Represents 88,800 shares of common stock beneficially owned by the selling stockholder as of December 16, 1999, 200,000 shares receivable by the selling stockholder upon conversion of the $200,000 convertible debenture owned by him assuming a conversion price of $1.00 per share and 300,000 shares receivable upon exercise of warrants owned by the selling stockholder, including warrants to purchase 50,000 shares which will be issued to the selling stockholder if we elect to extend the repayment term of the convertible debenture for an additional year after its initial term.



(5) Represents 100,000 shares receivable by the selling stockholder upon conversion of the $100,000 convertible debenture owned by him assuming a conversion price of $1.00 per share and 150,000 shares receivable upon exercise of warrants owned by the selling stockholder, including warrants to purchase 25,000 shares which will be issued to the selling stockholder if we elect to extend the repayment term of the convertible debenture for an additional year after its initial term. William Deters and Graceanne
      K. Deters are the general partners of the selling stockholder and share beneficial ownership of these shares.



(6) Represents 33,750 shares which will be received by the selling stockholder upon exercise of warrants currently owned by the selling stockholder. The warrants are not exercisable until June 1, 2000. John E.
      Feltl is the sole beneficial owner of these shares.



(7) The shares being offered by the selling stockholder represent the shares which will be received by the selling stockholder upon exercise of the warrants held by the selling stockholder.



(8) Represents 168,750 shares which will be received by the selling stockholder upon exercise of warrants currently owned by the selling stockholder. The warrants are not exercisable until June 1, 2000.



(9) Represents 101,250 shares which will be received by the selling stockholder upon exercise of warrants currently owned by the selling stockholder. The warrants are not exercisable until June 1, 2000.



(10) Represents 33,750 shares which will be received by the selling stockholder upon exercise of warrants currently owned by the selling stockholder. The warrants are not exercisable until June 1, 2000.



(11) Represents 1,714,451 shares of common stock beneficially owned by the selling stockholder as of December 16, 1999, including the 266,667 shares purchased from us on September 24, 1999 and offered for sale by the selling stockholder by this prospectus.



(12) Represents 266,671 shares of common stock which the selling stockholder purchased from us on September 24, 1999.



(13) Represents 138,000 shares of common stock beneficially owned by the selling stockholder as of December 16, 1999, including the 80,000 shares purchased from us on September 24, 1999 and offered for sale by the selling stockholder by this prospectus.



(14) Represents the 80,000 shares of common stock which the selling stockholder purchased from us on September 24, 1999.



(15) Represents 20,000 shares purchased from us on September 24, 1999 and offered for sale by the selling stockholder by this prospectus. Leo B. Schmid is the sole beneficial owner of these shares.

(16) Represents 33,334 shares purchased from us on September 24, 1999 and offered for sale by the selling stockholder by this prospectus.



(17) Represents 133,334 shares purchased from us on September 24, 1999 and offered for sale by the selling stockholder by this prospectus. John H. Biggs is the sole beneficial owner of these shares.



(18) Represents 36,334 shares of common stock beneficially owned by the selling stockholder as of December 16, 1999, including the 33,334 shares purchased from us on September 24, 1999 and offered for sale by the selling stockholder by this prospectus. Also includes the shares owned by Love Family Charitable Foundation, Andrew Sproule Love, Love Group Joint Venture and Love Real Estate Company Profit Sharing Plan (1994).
      Andrew Sproule Love is the sole beneficial owner of these shares.



(19) Represents shares which the selling stockholder received as compensation for investor relations and other consulting services which the selling stockholder performed for us.



(20) Represents 143,334 shares of common stock beneficially owned by the selling stockholder as of December 16, 1999, including the 133,334 shares purchased from us on November 4, 1999 and offered for sale by the selling stockholder by this prospectus.



(21) Represents 133,334 shares purchased from us on November 4, 1999 and offered for sale by the selling stockholder by this prospectus.



(22) Represents 150,334 shares of common stock beneficially owned by the selling stockholder as of December 16, 1999, including the 133,334 shares purchased from us on November 22, 1999 and offered for sale by the selling stockholder by this prospectus.



(23) Represents 133,334 shares purchased from us on November 22, 1999 and offered for sale by the selling stockholder by this prospectus.



(24) Represents 50,000 shares purchased from us on November 23, 1999 and offered for sale by the selling stockholder by this prospectus.



(25) Represents 303,000 shares of common stock beneficially owned by the selling stockholder as of December 16, 1999, including 300,000 shares which will be received by the selling stockholder upon exercise of warrants currently owned by the selling stockholder. Valentine O'Donoghue is the sole beneficial owner of these shares.



(26) Represents 100,000 shares which will be received by the selling stockholder upon exercise of warrants currently owned by the selling stockholder and offered for sale by the selling stockholder by this prospectus.



    None of the selling stockholders, except R.J. Steichen & Company, James Chase, Stephen M. Dearholt and Kingsbridge Capital Limited, has had any material relationship with us or any of our affiliates within the past three years other than as a result of the ownership of common stock. R.J. Steichen & Company has acted as our placement agent in the offering of the convertible debentures and warrants to Messrs. Benson, Bishop, Snow and Johander and to W.G. Securities Limited. In addition, in 1997, R.J. Steichen & Company also acted as our placement agent in our private placement of Class A Preferred Stock--Series 1. R.J. Steichen received customary compensation for its services as placement agent in those private placements. James Chase has served as an investor relations consultant to us for the past three years and has assisted us in various private placements of securities. Stephen M. Dearholt has been one of our directors since April 1996.



    We have entered into an equity line agreement with Kingsbridge Capital Limited. For additional information about this agreement, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Sources of Capital." On February 12, 1999, we entered into a consulting agreement with Kingsbridge. Under this agreement, Kingsbridge is available on a standby basis to serve as our consultant for a consulting term of 15 months. We pay a monthly consulting fee of $10,000 during the term of the consulting agreement and issued warrants to purchase 100,000 shares of our common stock at an exercise price of $1.625 per share. We agreed to register the resale by Kingsbridge of these shares.



    The shares offered by Messrs. Benson, Bishop, Snow, Johander and by W.G. Securities Limited Partnership, R.J. Steichen & Company and Kingsbridge Capital Limited will be acquired by conversion of the convertible debentures and/or exercise of warrants owned by them. As part of the private placements to the selling stockholders, we agreed to register the shares for resale by the selling stockholders to permit the resale of the shares from time to time by the selling stockholders in the market or in privately-negotiated transactions. We will prepare and file any amendments and supplements to the registration statement as may be necessary to keep it effective for a period of approximately 24 months.



    We have agreed to bear reasonable expenses (other than broker discounts and commissions, if any) in completing the registration statement.

                              PLAN OF DISTRIBUTION


    We have been advised by the selling stockholders that the selling stockholders may sell the shares from time to time in transactions on the OTC Bulletin Board, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. The selling stockholders may effect these transactions by selling the shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom the broker-dealer may act as an agent or to whom they may sell the shares as a principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions.



    Broker-dealers who act in connection with the sale of the shares may be underwriters. Profits on any resale of the shares as a principal by such broker-dealers and any commissions received by such broker-dealers may be underwriting discounts and commissions under the Securities Act.



    Any broker-dealer participating in transactions as agent may receive commissions from a selling stockholder and, if they act as agent for the purchaser of the shares, from the purchaser. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share and, to the extent a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may resell the shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and may pay to or receive from the purchasers of the shares commissions computed as described above. To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing:



    - the name of the broker-dealers;


    - the number of shares involved;


    - the price at which the shares are to be sold;

    - the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable;

    - that broker-dealers did not conduct any investigation to verify the information in this prospectus, as supplemented; and


    - other facts material to the transaction.


    Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares may not simultaneously engage in market making activities with the common stock for a period beginning when the person becomes a distribution participant and ending upon the person's completion of participation in a distribution, including stabilization activities in the common stock to effect covering transactions, to impose penalty bids or to effect passive market making bids. In addition, we and the selling stockholders will be subject to applicable provisions of the Exchange Act, including Rule 10b-5 and to the extent we and the selling stockholders are distribution participants, Regulation M. These rules and regulations may affect the marketability of the shares.



    The selling stockholders, other than Mr. Dearholt who is one of our directors, may enter into short sale or other hedging arrangements.



    The selling stockholders will pay all commissions associated with the sale of the shares. The shares offered by this prospectus are being registered to comply with contractual obligations, and the we have paid the expenses of the preparation of this prospectus. We have also agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act, or, if the indemnity is unavailable, to contribute toward amounts required to be paid the liabilities.

                                  LEGAL MATTERS


    The validity of the securities offered by this prospectus will be passed upon for us by Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c., Milwaukee, Wisconsin.


                                     EXPERTS


    The consolidated financial statements of The Female Health Company at September 30, 1999 and for the two years in the period ended September 30, 1999 included in this prospectus have been audited by McGladrey & Pullen LLP, independent auditors, as set forth in their report (which contains an explanatory paragraph with respect to conditions which raise substantial doubt about our ability to continue as a going concern), in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that might result from the outcome of that uncertainty.

                            THE FEMALE HEALTH COMPANY
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Document                                                                                               Page No.
--------                                                                                               --------
Audited Consolidated Financial Statements.

     Report of McGladrey & Pullen, LLP, Independent Auditors.                                              F-1

     Consolidated Balance Sheet as of September 30, 1999.                                                  F-2

     Consolidated Statements of Operations for the years ended
       September 30, 1999 and 1998.                                                                        F-3

     Consolidated Statements of Stockholders' Equity for the years ended
       September 30, 1999 and 1998.                                                                F-4 and F-5

     Consolidated Statements of Cash Flows for the years ended
       September 30, 1999 and 1998.                                                                F-6 and F-7

     Notes to Consolidated Financial Statements.                                              F-8 through F-23

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders
The Female Health Company
Chicago, Illinois

We have audited the accompanying consolidated balance sheet of The Female Health Company and subsidiaries, as of September 30, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended September 30, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Female Health Company and subsidiaries as of September 30, 1999, and the results of their operations and their cash flows for the years ended September 30, 1999 and 1998, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been presented assuming that The Female Health Company will continue as a going concern. As more fully described in Note 13, the Company has experienced slower than expected growth in revenues from its sole product, which has adversely affected the Company's current results of operations and liquidity. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 13. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts of classification of liabilities that may result from the outcome of this uncertainty.



/s/ McGladrey & Pullen, LLP


Schaumburg, Illinois
November 11, 1999

THE FEMALE HEALTH COMPANY

CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 1999
--------------------------------------------------------------------------------


ASSETS
Current Assets
  Cash                                                                                                  $      570,709
  Accounts receivable, net of allowance for doubtful accounts
    of $108,000 and allowance for product returns of $227,000                                                1,572,455
  Inventories                                                                                                1,015,202
  Prepaid expenses and other current assets                                                                    477,482
                                                                                                        --------------

          TOTAL CURRENT ASSETS                                                                               3,635,848
                                                                                                        --------------

Other Assets
  Intellectual property, net of accumulated amortization of
    $455,600                                                                                                   756,902
  Other assets                                                                                                 157,111
                                                                                                        --------------
                                                                                                               914,013
                                                                                                        --------------

Property, Plant and Equipment
  Equipment, furniture and fixtures                                                                          3,943,710
  Less accumulated depreciation                                                                              1,986,428
                                                                                                        --------------
                                                                                                             1,957,282
                                                                                                        --------------

                                                                                                        $    6,507,143
                                                                                                        ==============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Notes payable, related party, net of unamortized discount of
    $115,377                                                                                            $    1,184,623
  Convertible debentures, net of unamortized discount of $680,645                                              819,355
  Accounts payable                                                                                             612,043
  Accrued expenses and other current liabilities                                                               424,193
  Preferred dividends payable                                                                                   73,553
                                                                                                        --------------

          Total current liabilities                                                                          3,113,767
                                                                                                        --------------

Long-Term Liabilities
  Deferred gain on sale of facility                                                                          1,583,260
  Other long term liabilities                                                                                   87,146
                                                                                                        --------------
                                                                                                             1,670,406
                                                                                                        --------------

Stockholders' Equity
  Convertible Preferred Stock, Series 1, par value $.01 per share.
    Authorized 5,000,000 shares; issued and outstanding 660,000
    shares.                                                                                                      6,600
  Common Stock, par value $.01 per share. Authorized 22,000,000
    shares; issued and outstanding 11,929,580 shares.                                                          119,297
  Additional paid-in capital                                                                                46,820,778
  Unearned consulting fees                                                                                    (201,374)
  Accumulated other comprehensive income                                                                       189,847
  Accumulated deficit                                                                                      (45,180,102)
                                                                                                        --------------
                                                                                                             1,755,046
  Treasury Stock, at cost, 20,000 shares of common stock                                                       (32,076)
                                                                                                        --------------
                                                                                                             1,722,970
                                                                                                        --------------
                                                                                                        $    6,507,143
                                                                                                        ==============




See Notes to Financial Statements.

THE FEMALE HEALTH COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED SEPTEMBER 30, 1999 AND 1998
--------------------------------------------------------------------------------


                                                                                        1999                 1998
-----------------------------------------------------------------------------------------------------------------------
Net revenues                                                                    $       4,715,477      $      5,451,399
                                                                                ---------------------------------------
Cost of products sold:
  Cost of goods sold                                                                    4,605,141             6,130,819
  Change in obsolescence allowance                                                         (6,394)             (857,450)
                                                                                ---------------------------------------
          Total cost of products sold                                                   4,598,747             5,273,369
                                                                                ---------------------------------------

          GROSS PROFIT                                                                    116,730               178,030
                                                                                ---------------------------------------

Operating expenses:
  Advertising and promotion                                                               251,867               433,821
  Selling, general and administrative                                                   2,890,860             2,895,108
                                                                                ---------------------------------------
          Total operating expenses                                                      3,142,727             3,328,929
                                                                                ---------------------------------------

          OPERATING (LOSS)                                                             (3,025,997)           (3,150,899)
                                                                                ---------------------------------------
Nonoperating income (expense):
  Interest expense                                                                       (860,523)             (456,662)
  Interest income                                                                          36,030               133,104
  Nonoperating income                                                                     100,181               117,141
                                                                                ---------------------------------------
                                                                                         (724,312)             (206,417)
                                                                                ---------------------------------------

          NET (LOSS)                                                                   (3,750,309)           (3,357,316)

Preferred dividends accreted, Series 2                                                         --               817,000
Preferred dividends, Series 1                                                             133,919               132,669
                                                                                ---------------------------------------

          Net (loss) attributable to common stockholders                        $      (3,884,228)     $     (4,306,985)
                                                                                =======================================

          Net (loss) per common share outstanding                                           (0.36)                (0.43)

Weighted average common shares outstanding                                             10,890,173             9,971,493


See Notes to Financial Statements.

THE FEMALE HEALTH COMPANY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED SEPTEMBER 30, 1999 AND 1998

                                                                                                    Unearned
                                                  Preferred        Common    Additional Paid-      Consulting
                                                    Stock           Stock       in Capital            Fees
---------------------------------------------------------------------------------------------------------------
Balance at September 30, 1997                        $ 6,800      $ 95,145      $40,238,387                  --
Issuance of 729,927 shares of Preferred Stock          7,299            --        1,836,085                  --
   (net of offering costs of $156,616)
Issuance of 729,927 shares of Common Stock            (7,299)        7,299               --                  --
   upon conversion of Preferred Stock
Issuance of 29,400 shares of Common Stock upon            --           294           58,506                  --
   exercise of stock options
Issuance of 25,000 shares of Common Stock for             --           250           93,500                  --
   consulting services
Issuance of 107,000 shares of Common Stock                --         1,070          306,555                  --
   under stock bonus plan
Issuance of 10,000 shares of Common Stock upon            --           100           19,900                  --
   exercise of warrants
Issuance of 18,000 options to employees                   --            --           51,660                  --
Issuance of warrants with short-term notes                --            --          297,500                  --
   payable
Issuance of warrants for professional services            --            --          114,750                  --
Preferred Stock dividends                                 --            --               --                  --
Preferred Stock dividends accreted                        --            --          817,000                  --
Purchase of 10,000 shares of Common Stock held            --            --               --                  --
   in Treasury
Comprehensive income (loss):
  Net (loss)                                              --            --               --                  --
Foreign Currency translation adjustment                   --            --               --                  --

Comprehensive income (loss)
---------------------------------------------------------------------------------------------------------------
Balance at September 30, 1998 (balance forward)      $ 6,800      $104,158      $43,833,843                  --



                                                     Accumulated
                                                        Other                          Cost of
                                                    Comprehensive       Accumulated   Treasury
                                                       Income            Deficit        Stock         Total
---------------------------------------------------------------------------------------------------------------

Balance at September 30, 1997                            $203,195     $(36,988,889)         --      $ 3,554,638
Issuance of 729,927 shares of Preferred Stock                  --               --          --        1,843,384
   (net of offering costs of $156,616)
Issuance of 729,927 shares of Common Stock                     --               --          --               --
   upon conversion of Preferred Stock
Issuance of 29,400 shares of Common Stock upon                 --               --          --           58,800
   exercise of stock options
Issuance of 25,000 shares of Common Stock for                  --               --          --           93,750
   consulting services
Issuance of 107,000 shares of Common Stock                     --               --          --          307,625
   under stock bonus plan
Issuance of 10,000 shares of Common Stock upon                 --               --          --           20,000
   exercise of warrants
Issuance of 18,000 options to employees                        --               --          --           51,660
Issuance of warrants with short-term notes                     --               --          --          297,500
   payable
Issuance of warrants for professional services                 --               --          --          114,750
Preferred Stock dividends                                      --         (132,669)         --         (132,669)
Preferred Stock dividends accreted                             --         (817,000)         --               --
Purchase of 10,000 shares of Common Stock held                 --               --     (19,330)         (19,330)
   in Treasury
Comprehensive income (loss):                                                                                 --
  Net (loss)                                                   --       (3,357,316)         --       (3,357,316)
  Foreign currency translation adjustment                 101,785               --          --          101,785
                                                                                                    -----------
Comprehensive income (loss)                                                                          (3,255,531)
---------------------------------------------------------------------------------------------------------------
Balance at September 30, 1998 (balance forward)          $304,980     $(41,295,874)   $(19,330)     $ 2,934,577


THE FEMALE HEALTH COMPANY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)
YEARS ENDED SEPTEMBER 30, 1999 AND 1998



                                                                                Additional       Unearned
                                                       Preferred    Common       Paid-in        Consulting
                                                         Stock      Stock        Capital           Fees
    -----------------------------------------------------------------------------------------------------------
     Balance at September 30, 1998 (balance              $6,800    $104,158     $43,833,843                  --
     forwarded)
     Issuance of 482,964 shares of Common Stock              --       4,685         480,315                  --
        under equity line of credit
     Issuance of 20,718 shares of Common Stock             (200)        200              --                  --
        upon conversion of Preferred Stock
     Issuance of 120,000 shares of Common Stock              --       1,200         128,760                  --
        upon exercise of warrants
     Issuance of 175,000 shares of Common Stock              --       1,750         184,188            (185,938)
        for consulting services
     Issuance of warrants with convertible                   --          --       1,276,300                  --
        debentures
     Issuance of 15,000 shares of Common Stock               --         150          23,288                  --
        under stock bonus plan
     Issuance of 18,000 shares of Common Stock               --         180          16,695                  --
        upon exercise of stock options
     Issuance of warrants with short-term notes              --          --         253,515                  --
        payable
     Issuance of 30,691 shares of Common Stock as            --         307          31,058                  --
        payment of preferred stock dividends
     Issuance of warrants for consulting  services           --          --          99,483             (99,483)
     Preferred Stock dividends                               --          --              --                  --
     Purchase of 10,000 Shares of Common Stock               --          --              --                  --
        held in Treasury
     Issuance of 666,671 shares of Common Stock              --       6,667         493,333                  --
     Amortization of unearned consulting fees                --          --              --              84,047
     Comprehensive income (loss):
       Net (loss)                                            --          --              --                  --
       Foreign currency translation adjustment               --          --              --                  --
     Comprehensive income (loss)
    -----------------------------------------------------------------------------------------------------------
     Balance at September 30, 1999                       $6,600    $119,297     $46,820,778           $(201,374)
    -----------------------------------------------------------------------------------------------------------


                                                       Accumulated
                                                          Other                         Cost of
                                                      Comprehensive   Accumulated      Treasury
                                                          Income        Deficit         Stock         Total
    -----------------------------------------------------------------------------------------------------------
     Balance at September 30, 1998 (balance           $304,980       $(41,295,874)     $(19,330)    $ 2,934,577
     forwarded)
     Issuance of 482,964 shares of Common Stock             --                 --            --         485,000
        under equity line of credit
     Issuance of 20,718 shares of Common Stock              --                 --            --              --
        upon conversion of Preferred Stock
     Issuance of 120,000 shares of Common Stock             --                 --            --         129,960
        upon exercise of warrants
     Issuance of 175,000 shares of Common Stock             --                 --            --              --
        for consulting services
     Issuance of warrants with convertible                  --                 --            --       1,276,300
        debentures
     Issuance of 15,000 shares of Common Stock              --                 --            --          23,438
        under stock bonus plan
     Issuance of 18,000 shares of Common Stock              --                 --            --          16,875
        upon exercise of stock options
     Issuance of warrants with short-term notes             --                 --            --         253,515
        payable
     Issuance of 30,691 shares of Common Stock as           --                 --            --          31,365
        payment of preferred stock dividends
     Issuance of warrants for consulting  services          --                 --            --              --
     Preferred Stock dividends                              --           (133,919)           --        (133,919)
     Purchase of 10,000 Shares of Common Stock              --                 --       (12,746)        (12,746)
        held in Treasury
     Issuance of 666,671 shares of Common Stock             --                 --            --         500,000
     Amortization of unearned consulting fees               --                 --            --          84,047
     Comprehensive income (loss):
       Net (loss)                                           --         (3,750,309)           --      (3,750,309)
       Foreign currency translation adjustment        (115,133)                --            --        (115,133)
     Comprehensive income (loss)                                                                     (3,865,442)
    -----------------------------------------------------------------------------------------------------------
     Balance at September 30, 1999                    $189,847       $(45,180,102)     $(32,076)    $ 1,722,970
    -----------------------------------------------------------------------------------------------------------


See Notes to Financial Statements.

THE FEMALE HEALTH COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1999 AND 1998
--------------------------------------------------------------------------------


                                                                                        1999                 1998
-----------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net (loss)                                                                    $     (3,750,309)       $    (3,357,316)

    Adjustments to reconcile net (loss) to net cash (used in)
      operating activities:
      Depreciation                                                                       468,758                533,994
      Amortization of intellectual property rights                                       119,501                123,437
      Provision for (recovery of) inventory obsolescence                                  (6,394)              (857,450)
      Provision for doubtful accounts, returns and discounts                              22,460                 24,717
      Issuance of common stock for bonuses and
       consulting services                                                                23,438                401,375
      Issuance and revaluation of warrants and options
      Amortization of unearned consulting fees                                            84,047                      -
      Amortization of discounts on notes payable
       and convertible debentures                                                        671,854                329,327
      Amortization of deferred income realized
       on U.K. grant                                                                    (142,723)               (61,274)
      Amortization of deferred gain on sale and leaseback
       of building                                                                       (91,772)               (94,795)
      Amortization of debt issuance costs                                                174,124                     --
      Changes in operating assets and liabilities:
       Accounts receivable                                                              (507,929)              (538,219)
       Inventories                                                                      (105,433)               891,421
       Prepaid expenses and other current assets                                         149,617                (92,058)
       Accounts payable                                                                  128,165               (411,286)
       Accrued expenses and other current liabilities                                    (78,733)               188,798
                                                                                ---------------------------------------
          Net cash (used in) operating activities                                     (2,841,329)            (2,752,919)
                                                                                ---------------------------------------

INVESTING ACTIVITIES
  Capital expenditures                                                                   (22,637)               (58,827)
  Proceeds from repayment of note receivable                                                  --                750,000
  Proceeds from return of lease deposits                                                      --                 90,859
                                                                                ---------------------------------------
          Net cash (used in) provided by investing activities                            (22,637)               782,032
                                                                                ---------------------------------------

FINANCING ACTIVITIES
  Proceeds from issuance of preferred stock                                                   --              1,843,384
  Proceeds from issuance of common stock                                                 500,000                     --
  Proceeds from issuance of common stock
    under the equity line of credit                                                      485,000                     --
  Proceeds from issuance of common stock upon exercise
   of options and warrants                                                               146,835                 78,800
  Proceeds from related party notes issued                                             1,300,000              1,000,000
  Proceeds from convertible debentures issued                                          1,305,000                     --
  Purchase of common stock held in treasury                                              (12,746)               (19,330)
  Dividend paid on preferred stock                                                      (161,670)                    --
  Payments on notes payable, related party                                            (1,000,000)            (1,000,000)
  Payments on long-term debt and capital lease obligations                              (638,620)              (113,131)
                                                                                ---------------------------------------
          Net cash provided by financing activities                                    1,923,799              1,789,723
                                                                                ---------------------------------------


THE FEMALE HEALTH COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1999 AND 1998
--------------------------------------------------------------------------------



                                                                                        1999                 1998
-----------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                                         $      30,589          $         27,984
                                                                                ---------------------------------------

          Net (decrease) in cash                                                     (909,578)                 (153,180)
Cash at beginning of year                                                           1,480,287                 1,633,467
                                                                                ---------------------------------------

Cash at end of year                                                             $     570,709          $      1,480,287
                                                                                =======================================

Supplemental Cash Flow Disclosures:
  Interest paid                                                                 $     190,444          $        125,246


Supplemental Schedule of Noncash Investing and
 Financing Activities:

  Issuance of warrants on convertible debentures and
    notes payable                                                               $       1,529,815      $        297,500
  Common stock issued for payment of preferred stock dividends                             31,365                    --
  Preferred dividends declared, Series 1                                                  133,919               132,669
  Preferred dividends accreted, Series 2                                                       --               817,000




See Notes to Financial Statements.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and nature of operations: The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, The Female Health Company - UK and The Female Health Company - UK, plc. All significant intercompany transactions and accounts have been eliminated in consolidation. The Female Health Company ("FHC" or the "Company") is currently engaged in the marketing, manufacture and distribution of a consumer health care product known as the Reality female condom, "Reality," in the U.S. and "femidom" or "femy" outside the U.S. The Female Health Company - UK, is the holding company of The Female Health Company - UK, plc, which operates a 40,000 sq. ft. leased manufacturing facility located in London, England.

The product is currently sold or available in either or both commercial (private sector) and public sector markets in 30 countries. It is commercially marketed directly by the Company in the United States and the United Kingdom and through marketing partners globally.

Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect certain reported amounts and disclosures. Actual results may differ from those estimates.

Significant accounting estimates include the following:

Trade receivables include a provision for sales returns and trade allowances, which is based on management's estimate of future product returns from customers in connection with unsold product which has expired or is expected to expire before it is sold. The estimated cost for product returns, price discounts and trade allowances are accrued when the initial sale is recorded.

The market value of inventory is based on management's best estimate of future sales and the time remaining before the existing inventories reach their expiration dates.

The Company evaluates intellectual property rights for impairment by comparing the net present value of the asset's estimated future income stream to the asset's carrying value.

Although management uses the best information available, it is reasonably possible that the estimates used by the Company will be materially different from the actual results. These differences could have a material effect on the Company's future results of operations and financial condition.

Cash: Substantially all of the Company's cash was on deposit with one financial institution.

Inventories: Inventories are valued at the lower of cost or market. The cost is determined using the first-in, first-out (FIFO) method.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign currency translation: In accordance with Financial Accounting Standards No. 52, "Foreign Currency Translation", the financial statements of the Company's international subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities, the historical exchange rate for stockholders' equity and a weighted average exchange rate for each period for revenues, expenses, and gains and losses. Translation adjustments are recorded as a separate component of stockholders' equity as the local currency is the functional currency.

Equipment and furniture and fixtures: Depreciation and amortization is computed by the estimated useful lives of the respective assets which range as follows:

         Equipment                                   5 - 10 years
         Furniture and fixtures                      3 years

Intellectual property rights: The Company holds patents on the female condom in the United States, the European Union, Japan, Canada, Australia and The People's Republic of China and holds patents on the manufacturing technology in various countries. The Company also licenses the trademark "Reality" in the United States and has trademarks on the names "femidom" and "femy" in certain foreign countries. Intellectual property rights are amortized on a straight-line basis over their estimated useful life of twelve years.

Financial instruments: The Company has no financial instruments for which the carrying value materially differs from fair value.

Revenue Recognition: Revenues from product sales are recognized as the products are shipped to the customers.

Research and Development Costs: Research and development costs are expensed as incurred. The amount of costs expensed for the years ended September 1999 and 1998 was $122,196 and $2,500, respectively.

Stock-Based Compensation: The value of stock options awarded to employees is measured using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." The Company has provided pro forma disclosures of net income as if the fair value-based method prescribed by Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," ("FAS 123"). was used in measuring compensation expense in Note 7.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising: The Company's policy is to expense production costs in the period in which the advertisement is initially presented to consumers.

Income taxes: The Company files separate income tax returns for its foreign subsidiaries. Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109) requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are also provided for carryforwards for income tax purposes. In addition, the amount of any future tax benefits is reduced by a valuation allowance to the extent such benefits are not expected to be realized.

Earnings per share (EPS): The Company has adopted the provisions of Statement of Financial Accounting Standards (FAS) No. 128, Earnings Per Share. FAS No. 128 requires the presentation of "basic" and "diluted" EPS. Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of the incremental common shares issuable upon conversion of convertible preferred or convertible debt and the exercise of stock options and warrants for all periods. Fully diluted (loss) per share is not presented since the effect would be anti-dilutive.

New Accounting Pronouncements: The Financial Accounting Standards Board has issued Statement No. 130, Reporting Comprehensive Income, that the Company adopted during its year ended September 30, 1999. The Statement establishes standards for reporting and presentation of comprehensive income and its components. The Statement requires that items recognized as components of comprehensive income be reported in a financial statement. The Statement also requires that a company classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. For the years ended September 30, 1999 and 1998, the Company's components of comprehensive income (loss) consisted of its reported net (loss) and foreign currency translation adjustments.

Effective December 31, 1998, the Company adopted FAS No. 131, Disclosures of an Enterprise and Related Information (FAS 131). FAS 131 superseded FAS No. 14, Financial Reporting for Segments of a Business Enterprise. FAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. FAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company operates primarily in one industry segment while operating in both foreign and domestic regions. See Note 10.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.       NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In June 1998, the Financial Accounting Standards Board issues FAS 133, Accounting for Derivative Instruments and Hedging Activities (FAS 133), which is required to be adopted in years beginning after June 15, 1999. FAS 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. Management believes that the adoption of FAS No. 133 will have no material impact on the Company.


NOTE 2. INVENTORIES

The components of inventory consist of the following at September 30, 1999:

Raw materials
Work in process                                                                                       $      230,765
Finished goods                                                                                               270,184
                                                                                                             546,473
Less allowance for obsolescence                                                                              (32,220)
                                                                                                      --------------
                                                                                                      $    1,015,202
                                                                                                      ==============


NOTE 3. LEASES

The Company entered into a seven-year operating lease with a third party for office space effective September 12, 1994. The Company also had an informal agreement to reimburse an affiliate for office space used by the officers of the Company through October 31, 1998. The affiliate's lease is with an unrelated third party which expires January 31, 2001. On November 1, 1998 the office space was sublet for the remaining term of the lease. Reimbursement for the affiliate rent expense was $14,999 and $48,146 in 1999 and 1998, respectively, which in 1999 is net of sublease rentals of $35,018.

On December 10, 1996, the Company entered into what is in essence a sale and leaseback agreement with respect to its 40,000 square foot manufacturing facility located in London, England. The Company received $3,365,000 (Pound Sterling 1,950,000) for leasing the facility to a third party for a nominal annual rental charge and for providing the third party with an option to purchase the facility for one pound during the period December 2006 to December 2027.

As part of the same transaction, the Company entered into an agreement to lease the facility back from the third party for base rents of $336,000 ( Pound Sterling 195,000) per year payable quarterly until 2016. The lease is renewable through December 2027. The Company was also required to make a security deposit of $336,000 ( Pound Sterling 195,000) to be reduced in subsequent years. The facility had a net book value of $1,398,819 (Pound Sterling 810,845) on the date of the transaction. The $1,966,181 (Pound Sterling 1,139,155) gain which resulted from this transaction will be recognized ratably over the initial term of the lease. Unamortized deferred gain as of September 30, 1999 was $1,583,260 (Pound Sterling 982,537).

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3.      LEASES (CONTINUED)

In 1987, a subsidiary entered into a lease for office and factory space expiring January 31, 2001. These offices and factory space were vacated and subsequently this space was subleased to a third party for a period expiring January 31, 2001. At the time the sublease was entered into a liability was established for all future costs to the end of the lease, net of expected sublease receipts.

Details of operating lease expense in total and separately for transactions with related parties is as follows:



                                                                                              September 30,
                                                                                          1999              1998
                                                                                    -----------------------------------
Operating lease expense:
   Factory and office leases                                                         $      691,399   $         820,695
   Office space previously used by officers (net of sublease rentals)                        14,999              48,146
   Other                                                                                     22,231              17,811
                                                                                     ----------------------------------
                                                                                     $      728,629   $         886,652
                                                                                     ==================================


Future minimum payments under operating leases, including planned reimbursement of an affiliate for office space previously used by officers, consisted of the following at September 30, 1999:



                                                                                                           Rentals
                                                                                                          Receivable
                                                                                                            Under
                                                                                         Operating        Subleases
                                                                                    ----------------------------------
2000                                                                                $        481,063   $        39,204
2001                                                                                         443,513            13,068
2002                                                                                         321,778                 -
2003                                                                                         321,778                 -
2004                                                                                         320,893                 -
Thereafter                                                                                 3,884,472                 -
                                                                                    ----------------------------------
Total minimum payments                                                              $      5,773,497   $        52,272
                                                                                    ==================================



NOTE 4. NOTES PAYABLE AND LONG-TERM DEBT

During 1998, the Company repaid and then subsequently borrowed $1,000,000 from Mr. Dearholt, a current director of the Company. The outstanding note payable had an interest rate of 12% and was paid in full in 1999. As part of the transaction, the Company issued Mr. Dearholt warrants to purchase 200,000 shares of the Company's common stock at $2.25 per share, which represented 80% of the average trading price for the five trading days prior to the closing date for the transaction and resulted in an initial discount on the note of $297,500. Any stock issued under the warrants carry certain registration rights. The warrants expire in 2006.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4.      NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED)

The discount in combination with the note's 12% coupon resulted in an effective interest rate of 63 percent on the note. During 1999, the Company repaid and then subsequently borrowed $1,000,000 from Mr. Dearholt. The outstanding note payable bears interest at 12% and is payable in full in 2000. As part of the transaction, the Company issued Mr. Dearholt warrants to purchase 200,000 shares of the Company's common stock at $1.16 per share, which represented 80% of the average trading price for the five trading days prior to the closing date for the transaction and resulted in an initial discount on the note of $194,574. Any stock issued under the warrants carry certain registration rights. The warrants expire in 2008. In addition, if the Company defaults on its obligation under the note, the Company is required to issue an additional 200,000 shares of its common stock to Mr. Dearholt in addition to all other remedies to which Mr. Dearholt may be entitled. The note is recorded at September 30, 1999, net of unamortized discount of $93,626. The discount in combination with the note's 12% coupon resulted in an effective interest rate of 35 percent on the note.


Additionally, during 1999 the Company borrowed $250,000 from Mr. Dearholt and $50,000 from O.B. Parrish, also a current director of the Company. Each note payable bears interest at 12% and is payable in full in 2000. As part of the transactions, the Company issued Mr. Dearholt and Mr. Parrish warrants to purchase 50,000 and 10,000 shares of the Company's common stock at $1.35 and $1.25 per share, respectively, which represented 80% of the average trading price for the five trading days prior to the closing date for the transaction and resulted in an initial discount on the notes of $49,219 and $9,722, respectively. Any stock issued under the warrants carry certain registration rights. The warrants expire in 2008 and 2007, respectively. Also if the Company defaults on its obligation under the note, the Company is required to issue an additional 50,000 and 10,000 shares of its common stock to Mr. Dearholt and Mr. Parrish, respectively, in addition to all other remedies to which each is entitled. The notes are recorded at September 30, 1999, net of unamortized discounts of $18,018 and $3,733, respectively. The discount in combination with the notes' 12% coupon resulted in an effective interest rate of 35 percent for each note.

On June 1, 1999 the Company completed a private placement of convertible debentures in the principal amount of $1,500,000 and warrants to purchase 1,875,000 shares of common stock. The convertible debentures are convertible into shares of the Company's common stock as follows: the first 50% of the original principal balance and any accrued but unpaid interest thereon is convertible into common stock at the investor's election, at any time after one year, based on a per share price equal to the lesser of 70% of the market price of the Company's common stock at the time of conversion or $1.25, the second 50% of the original principal balance and, any accrued but unpaid interest thereon, is convertible into common stock at the investor's election at any time after one year based on a per share price equal to the lesser of 70% of the market price of the Company's common stock at the time of conversion or $2.50. The convertible debentures are payable one year after issuance or, if the Company elects, two years after issuance. If the term extended for the extra one year, the Company must issue to the investor at the time of execution, 375,000 additional warrants to purchase shares of the Company's common stock on the same terms as the other warrants. Interest on the convertible debentures is due at a rate of 8% per annum, payable quarterly in either cash or, at the debentureholder's option, common stock of the Company.

The convertible debentures are collateralized by a first security interest in all of the Company's assets. In addition, if the Company defaults in payment of the principal or interest due on the convertible

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4.      NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED)

debentures in accordance with their terms, the Company must immediately issue 1,500,000 shares of its common stock to the investor at no cost. The issuance of these shares will not affect any of the outstanding warrants then held by the investor, which warrants will continue in effect in accordance with their terms.

Additionally, warrants to purchase 337,500 shares of the Company's common stock were issued to the Company's placement agent in this offering. The warrants have a term of five years and are exercisable at an exercise price equal to the lesser of 70% of the market price of the common stock at the time of the exercise or $1.00. The warrants were valued at $224,500 which was recorded as additional paid-in capital.

The convertible debentures beneficial conversion feature is valued at $336,400 and the warrants to purchase 1,875,000 shares of the Company's common stock are valued at $715,100. In accordance with SEC reporting requirements for such transactions, the Company recorded the value of the beneficial conversion feature and warrants (a total of $1,051,500) as additional paid in capital. The corresponding amount of $1,051,500 was recorded as a discount on convertible debentures and is amortized over 1 year using the interest rate method. The note is recorded net of a discount of $680,645 at September 30, 1999. The discount in combination with the debenture's 8% coupon resulted in an effective interest rate of 159 percent for the debentures. Upon completion of the convertible debenture private placement $195,000 of issuance costs were charged to equity.

On April 6, 1999 the Company restructured its $602,360 (Pound Sterling 370,000) Aage V. Jensen Charity Foundation note payable. The terms included immediate payment of $177,000 (Pound Sterling 110,000) as of the date of the restructuring agreement and required nine installment payments beginning April 15, 1999 and concluding on December 10, 1999. To avoid incurring additional interest related to the loan, the Company paid off the entire loan on June 10, 1999.

NOTE 5. INCOME TAXES

A reconciliation of income tax expense and the amount computed by applying the statutory Federal income tax rate to loss before income taxes as of September 30, 1999 and 1998, are as follows:



                                                                                               September 30,
                                                                                          1999              1998
                                                                                     ---------------------------------
Tax credit statutory rates                                                           $   (1,275,100)   $    (1,141,490)
Nondeductible expenses                                                                       59,300             47,900
State income tax, net of federal benefits                                                  (177,700)          (159,100)
Benefit of net operating loss not recognized, increase in valuation allowance             1,374,500          1,252,690
Other                                                                                        19,000                  -
                                                                                     =================================
                                                                                     $            -    $             -
                                                                                     =================================


THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5. INCOME TAXES (CONTINUED)

As of September 30, 1999, the Company had federal and state net operating loss carryforwards of approximately $32,853,000 for income tax purposes expiring in years 2005 to 2015. The benefit relating to $1,537,800 of these net operating losses relates to exercise of common stock options and will be credited directly to stockholders' equity when realized. The Company also has investment tax and research and development credit carryforwards for income tax purposes aggregating approximately $150,000 at September 30, 1999, expiring in years 2000 to 2010. The Company's U.K. subsidiary, The Female Health Company - UK, plc subsidiary has U.K. net operating loss carryforwards of approximately $68,010,000 as of September 30, 1999. These U.K. net operating loss carryforwards can be carried forward indefinitely to be used to offset future U.K. taxable income. Significant components of the Company's deferred tax assets and liabilities are as follows at September 30, 1999:

Deferred tax assets:
   Federal net operating loss carryforwards                  $        11,170,000
   State net operating loss carryforwards                              2,166,000
   Foreign net operating loss carryforwards                           20,403,000
   Foreign capital allowances                                          4,008,000
   Tax credit carryforwards                                              150,000
   Accounts receivable allowances                                        138,000
   Other                                                                  17,000
                                                             -------------------
Total gross deferred tax assets                                       38,052,000
Valuation allowance for deferred tax assets                           38,036,000
                                                             -------------------
Deferred tax assets net of valuation allowance                            16,000
Deferred tax liabilities:
   Equipment, furniture and fixtures                                     (16,000)
                                                             -------------------
Net deferred tax assets                                      $                -
                                                             ===================

The valuation allowance increased by $1,711,000 and $1,252,690 for the years ended September 30, 1999 and 1998, respectively.

NOTE 6. ROYALTY AGREEMENTS

The Company has royalty agreements for sales of its products which provide for royalty payments based on sales quantities and achievement of specific sales levels. The amount of royalty expense was $38,451 for the year ended September 30, 1998. There was no royalty expense for the year ended September 30, 1999.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7.        COMMON STOCK

Stock Option Plans

The Company has various stock option plans that authorize the granting of options to officers, key employees and directors to purchase the Company's common stock at prices generally equal to the market value of the stock at the date of grant. Under these plans, the Company has 58,128 shares available for future grants as of September 30, 1999. The Company has also granted options to one of its legal counsel and an affiliate. Certain options are vested and exercisable upon issuance, others over periods up to four years and still others based on the achievement of certain performance criteria by the Company and market prices of its common stock.

Summarized information regarding all of the Company's stock options is as follows:

                                                                                                          Weighted
                                                                                                          Average
                                                                                       Number of          Exercise
                                                                                        Shares             Price
                                                                                    -----------------------------------

Outstanding at September 30, 1997                                                         1,460,746   $           2.92
   Granted                                                                                   18,000               0.01
   Exercised                                                                               (29,400)               2.00
   Expired or canceled                                                                    (274,868)               5.50
                                                                                    ----------------

Outstanding at September 30, 1998                                                         1,174,478               2.29
   Granted                                                                                1,876,000                .86
   Exercised                                                                               (18,000)                .01
   Expired or canceled                                                                     (79,178)               6.75
                                                                                    ----------------

Outstanding at September 30, 1999                                                         2,953,300   $           1.27
                                                                                    ================

Options shares exercisable at September 30, 1999 and 1998 are 425,766 and 463,410, respectively.

Options Outstanding and Exercisable


     Range of             Number           Wghted. Avg.       Wghted. Avg.          Number           Wghted. Avg.
     Exercise           Outstanding         Remaining           Exercise          Exercisable          Exercise
      Prices            At 9/30/99             Life               Price           at 9/30/99            Price
---------------------------------------------------------------------------------------------------------------------

               $.85          1,860,000                 8.9               $.85                  -                $  -
             1.5625             16,000                 6.3             1.5625                  -                   -
               2.00          1,077,300                 4.8               2.00            425,766                2.00
--------------------------------------------------------------------------------------------------------------------
      $.85 to $2.00          2,953,300                 7.4              $1.27            425,766               $2.00
====================================================================================================================

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7.      COMMON STOCK (CONTINUED)

During 1998, the Company granted options to employees to purchase 18,000 shares of the Company's common stock at $.01. Compensation expense of $51,660 was recognized regarding this issuance.

All other stock options have been granted to employees at, or in excess of, fair market value at the date of grant. Accordingly, in accordance with APB 25 and related interpretations, no compensation cost has been recognized related to such stock option grants.

Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for all awards during Fiscal 1997 and 1998 consistent with the method set forth under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123") the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:

                                                                   Year Ending September 30,
                                                                        Loss                            Loss
                                                        1999         Per Share          1998          Per Share
                                                 ---------------------------------------------------------------
Net loss attributable to common stockholders
                                                 $     (3,884,228) $        (.36) $    (4,306,985) $       (0.43)
Compensation expense related to stock options
   granted                                               (371,902)          (.03)        (615,776)         (0.06)
                                                 ===============================================================
                                                 $     (4,256,130) $       (0.39) $    (4,922,731) $       (0.49)
                                                 ===============================================================

As the provisions of FAS 123 have been applied only to options granted since September 30, 1995, the resulting pro forma compensation cost is not representative of that to be presented in future years, when the pro forma cost would be fully reflected.

The fair value of options was estimated at the date of grant using the Black-Scholes option pricing model assuming expected volatility of 63.4% and 69.1% and risk-free interest rates of 5.0% and 4.43% for 1999 and 1998, respectively; and expected lives of one to three years and 0.0% dividend yield in both periods. The weighted average fair value of options granted was $.61 and $2.87 for the years ended September 30, 1999 and 1998, respectively.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. Because the Company's employee stock options have characteristics different from those of traded options, and because changes in the input assumptions can materially affect the fair value estimate, the model may not provide a reliable single measure of the fair value of its employee stock options.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7.      COMMON STOCK (CONTINUED)

Stock Bonus Plan

During 1997, the Company adopted a stock bonus plan ("1997 Bonus Plan") to provide stock bonuses in lieu of cash bonuses to key employees who are responsible for the Company's future growth and financial success. The 1997 Bonus Plan provides for the award of up to 200,000 shares which are nontransferable and subject to a risk of forfeiture for one year subsequent to grant date. During the year ended September 30, 1998, 107,000 shares of restricted stock had been issued to key employees and consultants. During the year ended September 30, 1999, 15,000 shares of restricted stock were issued to key employees. Expense under the plan was $23,438 and $307,625 for the years ended September 30, 1999 and 1998, respectively.

Common Stock Purchase Warrants

The Company enters into consulting agreements with separate third party professionals to provide investor relations services and financial advisory services. In connection with the consulting agreements, the Company granted warrants to purchase common stock. At September 30, 1999, 165,000 warrants were exercisable.

In 1998, the Company issued 165,000 warrants and recognized consulting expense and additional paid-in capital of $114,750. In 1999, the Company issued 100,000 warrants. The value of the warrants of $99,483 was recognized as unearned consulting fees and additional paid-in capital and the expense is being recognized over the term of the agreement.

There were 120,000 warrants exercised during 1999. At September 30, 1999, the following warrants were outstanding:

                                                                                                     Number
                                                                                                   Outstanding
                                                                                                  --------------
Warrants issued in connection with:
   Investor relations services contract                                                                   90,000
   Financial advisory services contract                                                                  175,000
   Convertible Debentures                                                                              2,320,034
   Convertible Preferred Stock                                                                           176,000
   Equity Line of Credit                                                                                 200,000
   Notes Payable                                                                                         900,000
                                                                                                  --------------
   Outstanding at September 30, 1999                                                                   3,861,034
                                                                                                  ==============

At September 30, 1999, the Company had reserved a total of 7,132,462 shares of its common stock for the exercise of options and warrants outstanding. This amount includes shares reserved to satisfy obligations due if the Company defaults on the payment of interest or principal on $1.3 million of notes due between February and March 2000.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7.      COMMON STOCK (CONTINUED)

Issuance of Stock

The Company has issued common stock to consultants for providing investor relation services. In 1998, the Company issued 25,000 shares of common stock with a market value of $93,750 which was recognized as consulting expense. In 1999, the Company issued 175,000 shares of common stock with a market value of $185,938 which was recorded as unearned consulting fees which is being recognized over the term of the agreement.

NOTE 8. PREFERRED STOCK

The Company has outstanding 660,000 shares of 8% cumulative convertible preferred stock (Series 1). Each share of preferred stock is convertible into one share of the Company's common stock on or after August 1, 1998. Annual preferred stock dividends will be paid if and as declared by the Company's Board of Directors. No dividends or other distributions will be payable on the Company's common stock unless dividends are paid in full on the preferred stock. The preferred stock may be redeemed at the option of FHC, in whole or in part, on or after August 1, 2000, subject to certain conditions, at $2.50 per share plus accrued and unpaid dividends. In the event of a liquidation or dissolution of the Company, the preferred stock would have priority over the Company's common stock. During 1999, 20,000 shares were converted into common stock.

On December 31, 1997, the Company completed a private placement of 729,927 shares of Class A Convertible Preferred Stock - Series 2 (the "Series 2 Preferred Stock") and warrants to purchase 240,000 shares of common stock. The Series 2 Preferred Stock was sold at a per share price of $2.74, resulting in net proceeds to the Company of $1.84 million, net of issuance costs of $156,616. The Series 2 Preferred Stock automatically converted into common stock on a one-for-one basis, on April 3, 1998, the date in which the registration statement registering the resale of the common stock was declared effective by the SEC. The investors received four-year warrants to purchase 240,000 shares of common stock exercisable at a price per share equal to the lesser of $3.425 or the average of the three closing bid prices per share of common stock for any three consecutive trading days chosen by the investor during the 30 trading day period ending on the trading day immediately prior to the exercise of the warrants. Individuals providing services to the Company's placement agent for the above convertible Preferred Stock received warrants to purchase 4,000 shares of common stock exercisable at any time prior to December 31, 2001, at $4.11 per share.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8.      PREFERRED STOCK (CONTINUED)

The Company's private placement of convertible Preferred Stock - Series 2 on December 31, 1997 included a beneficial conversion feature valued at $500,000 and four-year warrants to purchase additional shares of common stock valued at $317,000. In accordance with new SEC reporting requirements for such transactions, the Company recorded the value of the beneficial conversion feature and warrants, a total of $817,000 as additional paid-in capital. The corresponding discount of $817,000, associated with the issuance of the convertible preferred stock is a one-time, non-recurring charge that has been fully amortized and reflected as preferred dividends accreted in the consolidated statements of operations for the year ended June 30, 1998. The dividend accretion had no impact on the Company's cash flow from operations.

NOTE 9. EMPLOYEE RETIREMENT PLAN

Effective October 1, 1997, the Company adopted a Simple Individual Retirement Account (IRA) plan for its employees. Employees are eligible to participate in the plan if their compensation reaches certain minimum levels and are allowed to contribute up to a maximum of $6,000 annual compensation to the plan. The Company has elected to match 100% of employee contributions to the plan up to a maximum of 1% of employee compensation for the year. Company contributions were $6,541 and $11,947 for 1999 and 1998, respectively.

NOTE 10. INDUSTRY SEGMENTS AND FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS

The Company currently operates primarily in one industry segment which includes the development, manufacture and marketing of consumer health care products.

The Company operates in foreign and domestic regions. Information about the Company's operations in different geographic areas (determined by the location of the operating unit) is as follows.

                                                                                                  September 30,
(Amounts in Thousands)                                                                       1999              1998
                                                                                    --------------------------------
Net revenues:
   United States                                                                    $        2,350      $      2,481
   International                                                                             2,365             2,970

Operating profit (loss):
   United States                                                                            (2,665)            (2,731)
   International                                                                              (361)              (420)

Identifiable assets
   United States                                                                             1,760              2,088
   International                                                                             4,747              5,471

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 10. INDUSTRY SEGMENTS AND FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS

On occasion, the Company's U.S. unit sells product directly to customers located outside the U.S. Were such transaction reported by geographic destination of the sale rather than the geographic location of the unit, U.S. revenues would be decreased and International revenues increased by $177,000 and $396,000 in 1999 and 1998, respectively.

NOTE 11. CONTINGENT LIABILITIES

The Company's future obligations under the terms of a facilities lease were assigned by the Company and assumed by the buyer as part of the 1996 sale of the Company's subsidiary WPC Holdings, Inc. However, because the third party creditor did not release the Company from any future liability under the lease agreement at the time of their assignment, the Company remains contingently liable if Holdings defaults in making any payments under the agreement. At September 30, 1999, the total future payments under the lease agreement were $2.5 million.

The testing, manufacturing and marketing of consumer products by the Company entail an inherent risk that product liability claims will be asserted against the Company. The Company maintains product liability insurance coverage for claims arising from the use of its products. The coverage amount is currently $5,000,000 for FHC's consumer health care product.

NOTE 12. RELATED PARTY TRANSACTIONS

For 1998, the Company paid the rent for office space leased by Phoenix Health Care of Illinois, Inc. ("Phoenix"), a company that owns approximately 270,000 shares of the Company's outstanding common stock and has three officers and directors that are also officers and directors of the Company. This leased space was subleased as of November 1, 1998.

During 1998 the Company awarded Phoenix 25,000 shares of restricted common stock with a market value of approximately $93,750 for consulting services provided to the Company. No such amount was awarded in 1999.

It has been and currently is the policy of the Company that transactions between the Company and its officers, directors, principal shareholders or affiliates are to be on terms no less favorable to the Company than could be obtained from unaffiliated parties. The Company intends that any future transactions between the Company and its officers, directors, principal shareholders or affiliates will be approved by a majority of the directors who are not financially interested in the transaction.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 13.       CONTINUING OPERATIONS AND SUBSEQUENT EVENT

The Company's consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a loss of $3.8 million for the year ended September 30, 1999, and as of September 30, 1999, had an accumulated deficit of $45.2 million. At September 30, 1999, the Company had working capital of $.4 million and stockholders' equity of $1.7 million. In the near term, the Company expects operating and capital costs to continue to exceed funds generated from operations, due principally to the Company's fixed manufacturing costs relative to current production volumes and the ongoing need to commercialize the female condom around the world. As a result, operations in the near future are expected to continue to use working capital. Management recognizes that the Company's continued operations depend on its ability to raise additional capital through a combination of equity or debt financing, strategic alliances and increased sales volumes.

At various points during the developmental stage of the product, the Company was able to secure resources, in large part through the sale of equity and debt securities, to satisfy its funding requirements. As a result, the Company was able to obtain FDA approval, worldwide rights, manufacturing facilities and equipment and to commercially launch the female condom. Management believes that recent developments, including the Company's agreement with the UNAIDS, a joint United Nations program on HIV/AIDS, provide an indication of the Company's early success in broadening awareness and distribution of the female condom and may benefit efforts to raise additional capital and to secure additional agreements to promote and distribute the female condom throughout other parts of the world.

On September 29, 1997, the Company entered into an agreement with Vector Securities International, Inc. (Vector), an investment banking firm specializing in providing advice to healthcare and life-science companies. Pursuant to this agreement, as extended, Vector will act as the Company's exclusive financial advisor for the purposes of identifying and evaluating opportunities available to the Company for increasing shareholder value. These opportunities may include selling all or a portion of the business, assets or stock of the Company or entering into one or more distribution arrangements relating to the Company's product. There can be no assurance that any such opportunities will be available to the Company or, if so available, that the Company will ultimately elect or be able to consummate any such transaction. Management is currently determining whether the Company should seek to extend this arrangement.

On November 19, 1998, the Company executed an agreement with a private investor (the Equity Line Agreement). This agreement provides for the Company, at its sole discretion, subject to certain restrictions, to sell ("put") to the investor up to $6.0 million of the Company's common stock, subject to a minimum put of $1.0 million over the duration of the agreement. The Equity Line Agreement expires 24 months after the effective date of the pending registration statement and, among other things, provides for minimum and maximum puts ranging from $100,000 to $1,000,000 depending on the Company's stock price and trading volume. The Company is required to draw down a minimum of $1 million during the two-year period. If the Company does not draw down the minimum, the Company is required to pay the investor a 12% fee on that portion of the $1 million minimum not drawn down at the end of the two-year period. As of September 30, 1999, the Company had placed three puts for the combined cash proceeds of $485,000 providing the investor with a total of 482,964 shares of the Company's common stock.

The timing and amounts of the stock sales under the agreement are totally at the Company's discretion, subject to the Company's compliance with each of the following conditions at the time the Company requests a stock sale under the agreement:

        - the registration agreement the Company filed with the SEC for sales of stock under the agreement must remain in effect;

        - all of the Company's representation and warranties in the agreement must be accurate and the Company must have complied with all of the obligations in the agreement;

        - there may not be any injunction, legal proceeding or law prohibiting the Company's sale of the stock to Kingsbridge;

        - the Company's counsel must issue a legal opinion to Kingsbridge;

        - the sale must not cause Kingsbridge's ownership of the Company's common stock to exceed 9.9% of the outstanding shares of our common stock;

        - the trading price of the Company's common stock over a five trading day period preceding the date of the date of the sale must equal or exceed $1.00 per share; and

        - the average daily trading volume of the Company's common stock for a 20 trading day period preceding the date of the sale must equal or exceed 17,000 shares.

THE FEMALE HEALTH COMPANY

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 13.      CONTINUING OPERATIONS AND SUBSEQUENT EVENT (CONTINUED)

Between September and November 1999 the Company completed a private placement where 983,333 shares of the Company's common stock were sold for $737,500, of which $500,000 was received through September 30, 1999. The stock sales were directly with accredited investors and included one current director of the Company. The Company provided the shares to these investors at a $.75 share price.

While the Company believes that its existing capital resources will be adequate to fund its currently anticipated capital needs, if they are not the Company may need to raise additional capital until its sales increase sufficiently to cover operating expenses. In addition, there can be no assurance that the Company will satisfy the conditions required for it to exercise puts under the Equity Line Agreement. Accordingly, the Company may not be able to realize all or any of the funds available to it under the Equity Line Agreement.

Further, there can be no assurance, assuming the Company successfully raises additional funds or enters into business agreements with third parties, that the Company will achieve profitability or positive cash flow. If the Company is unable to obtain adequate financing, management will be required to sharply curtail the Company's efforts to promote the female condom and to curtail certain other of its operations or, ultimately, cease operations.

    YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS LISTED IN THIS PROSPECTUS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.


    NO ACTION IS BEING TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES TO PERMIT A PUBLIC OFFERING OF THE COMMON STOCK OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY SUCH JURISDICTION. PERSONS WHO COME INTO POSSESSION OF THIS PROSPECTUS IN JURISDICTIONS OUTSIDE THE UNITED STATES ARE REQUIRED TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THIS OFFERING AND THE DISTRIBUTION OF THIS PROSPECTUS APPLICABLE TO THAT JURISDICTION.

                            THE FEMALE HEALTH COMPANY


                        5,345,843 SHARES OF COMMON STOCK


                              --------------------

                                   PROSPECTUS

                              --------------------


                                January __, 2000

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.          Indemnification of Directors and Officers.

    Pursuant to sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constitute: (a) willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that section 180.0859 of the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted under sections 180.0850 to 180.0858 as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as such directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

    Consistent with sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, Article VIII of the Company's Amended and Restated By-Laws provides that the Company shall indemnify any person in connection with legal proceedings threatened or brought against him by reason of his present or past status as an officer or director of the Company in the circumstances described above. Article VIII of the Amended and Restated By-Laws also provides that the directors of the Company are not subject to personal liability to the Company, its shareholders or persons asserting rights on behalf thereof, as provided in the Wisconsin Business Corporation Law. The Amended and Restated By-Laws also contain a nonexclusivity clause which provides in substance that the indemnification rights under the Amended and Restated By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement with the Company, any Amended and Restated By-Law or otherwise.

    The indemnification provided as set forth above is not exclusive of any other rights to which a director or an officer of the Company may be entitled.

    The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item 25.          Other Expenses of Issuance and Distribution.

    The expenses in connection with the offering are as follows:

                                               ITEM                AMOUNT*
                                   ---------------------------   ---------
                                   Registration fee..........     $ 1,370
                                   Printing expenses.........     $ 5,000
                                   Legal fees and expenses...     $25,000
                                   Accounting fees and expenses   $10,000
                                   Miscellaneous expenses....     $ 5,000
                                                                  -------

                                                 Total.......     $46,370
                                                                  =======

------------
*  All amounts estimated except the registration fee.

Item 26.          Recent Sales of Unregistered Securities.

    On September 12, 1996, the Company completed a Regulation S offering to five offshore institutional investors selling to such investors 8% cumulative convertible debentures for an aggregate principal amount of $2 million. The debentures are convertible into the Company's common stock. In addition, the debenture holders received warrants to purchase 40,201 shares of the Company's common stock at an exercise price of $5.72 per share.

    On February 20, 1997, the Company sold $2,020,000 of 8% convertible debentures and related warrants to eight foreign investors pursuant to the exemption from the securities registration requirement provided by Regulation S promulgated under the Securities Act of 1933, as amended. The convertible debentures mature on January 31, 2000 and bear interest at 8% per annum, payable semiannually. The convertible debentures are convertible at the election of the holders into shares of common stock in accordance with their terms. As required by Regulation S, the Company offered and sold the convertible debentures and warrants in an offshore transaction only to non-U.S. persons. The Company did not use the services of an underwriter in this offering but, rather, European American Services, Inc. acted as a distributor for the offering. For its services as the distributor, European American Services, Inc. received a placement fee of 7% of the principal amount of the debentures sold. In connection with this Regulation S offering, the investors also received warrants to purchase a total of 67,333 shares of the Company's common stock at an exercise price of $5.00 per share. The warrants expire on October 30, 1999.

    The Company believes the above transactions were exempt from the securities registration requirement pursuant to Regulation S promulgated under the Securities Act because such sales were made to nonresidents of the United States in an offshore transaction without any directed selling efforts made in the United States by the Company, any distributor or any of their respective affiliates or any persons acting on behalf of any of such parties. In addition, the Company believes it implemented all offering restrictions and complied with all of the terms and conditions of Regulation S which were imposed on the issuer of the securities as of the date of each offering.

    On each of March 25, 1997, March 25, 1998 and March 25, 1999 the Company refinanced its $1 million borrowing from Mr. Dearholt by extending the one-year note payable to him for an additional year. Accordingly, the note is now payable in full on March 25, 2000. As part of these transactions, on the date of each extension, the Company issued to Mr. Dearholt warrants to purchase 200,000 shares of the Company's common stock at exercise prices of $1.848, $2.25 and $1.16 per share, respectively. These exercise prices represented 80% of the average trading price of the Company's common stock for the five trading days immediately prior to each of the refinancings. The warrants expire on the earlier of their exercise or five years after the date of their issuance.

    The Company believes that the sales described above were exempt from registration under section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act because such sales were made to one person who is an accredited investor and a director of the Company. Mr. Dearholt also represented to the Company that he was purchasing for investment without a view to further distribution. Restrictive legends were placed on all instruments evidencing the securities described above.

    On July 29, 1997, the Company completed a private placement of 680,000 shares of Class A Convertible Preferred Stock--Series 1 (the "Series 1 Preferred Stock") to a group of accredited investors. Each share of the Series 1 Preferred Stock was sold for $2.50. In connection with this private placement, the Company issued to the placement agents in the offering warrants exercisable for a total of 52,000 shares of common stock at an exercise price of $2.50 per share. The Company also paid the placement agents a cash commission equal to 7% of the proceeds received by the Company from sales made by the placement agents. The Company raised approximately $1.6 million of proceeds, net of issuance costs of $96,252. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering in that the securities were sold in a private placement to only accredited investors, most of whom had a pre-existing personal or business relationship with the Company or its officers or directors and each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

    On December 31, 1997, the Company sold 729,927 shares of Class A Convertible Preferred Stock--Series 2 ("Series 2 Preferred Stock") and warrants to purchase 240,000 shares of the Company's common stock to three institutional accredited investors pursuant to section 4(2) of the Securities Act and Regulation D promulgated thereunder. Each share of Series 2 Preferred Stock was sold for $2.74. This private placement netted the Company $1.82 million, after deduction for expenses and commissions. in connection with this private placement, the Company issued to its placement agent in the offering warrants to purchase 4,000 shares of the Company's common stock at an exercise price of $4.11 per share. The Company also paid the placement agent a commission equal to 7% of the gross proceeds raised by the Company in this offering. The warrants issued to the investors are exercisable at an exercise price per share equal to the lesser of
(a) $3.25 or (b) the average of the three closing bid prices per share of the Company's common stock for any three consecutive trading days selected by the holder in the 30 consecutive trading day period ending on the trading day immediately prior to the date of exercise. Both the warrants issued to the investors and the warrants issued to the Company's placement agent in this offering expire on December 31, 2001. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering in that the securities were sold in a private placement to only sophisticated, institutional, accredited investors, each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

    On May 19, 1999 and June 3, 1999, the Company issued an aggregate of $1,500,000 of convertible debentures and warrants to purchase 1,875,000 shares of the Company's common stock to five accredited investors. The convertible debentures bear interest at 8% per annum and have a one-year term; provided, however, that the Company may extend the repayment term for an additional one year if, upon such extension, it issues to the investors warrants to purchase 375,000 shares of the Company's common stock having the same terms and conditions as the warrants issued to the investors in the private placement. The investors may convert the convertible debentures into common stock at any time after one year from the date they were issued as follows: (a) the first 50% of the original principal balance of the convertible debentures, plus any accrued but unpaid interest thereon, is convertible into common stock based on a per share price equal to the lesser of (i) 70% of the market price of the common stock at the time of conversion or (ii) $1.25; and (b) the second 50% of the original principal balance plus any accrued but unpaid interest thereon is convertible into common stock based on the per share price equal to the lesser of (i) 70% of the market price of the common stock at the time of conversion or
(ii) $2.50. As part of this offering, the Company also issued to the investors warrants to purchase 1,875,000 shares of the Company's common stock. The warrants are exercisable by the investors at any time within five years after their date of issuance at an exercise price per share equal to the lesser of (a) 70% of the market price of the Company's common stock from the date of exercise or (b) $1.00. As part of the consideration that the Company paid R.J. Steichen & Company, the Company's placement agent in the private placement of the convertible debentures and warrants, the Company issued to R.J. Steichen warrants to purchase a total of 337,500 shares of the Company's common stock. The warrants issued to R.J. Steichen are exercisable at any time commencing one year after the date of the private placement and for a period of four years thereafter at an exercise price of $1.00 per share.

    The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to only sophisticated, accredited investors, each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

    On September 24, 1999, the Company completed a private placement of 666,671 shares of its common stock to nine investors. Each share of common stock was sold for a purchase price of $0.75, representing a discount of 12% from the market price on the date that the shares were sold. In connection with this private placement, the Company agreed to register the investors' resale of these shares pursuant to this registration statement. The Company raised approximately $500,000 of proceeds, net of issuance cost of $0 in connection with this private placement. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to only accredited investors, most of whom had a preexisting personal or business relationship with the Company or its officers or directors and each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering. In addition, the common stock issued to these investors contained restrictive legends indicating that the shares had not been registered and, therefore, cannot be resold unless the resale was registered under the Securities Act or an exemption from such registration requirement was available.


On February 18, 1999, the Company borrowed $50,000 from O.B. Parrish, the Company's Chairman and Chief Executive Officer. The extension was completed through the execution of a $50,000, one year promissory note payable by the Company to Mr. Parrish and a Note Purchase and Warrant Agreement and Stock Issuance Agreement. Pursuant to this transaction, Mr. Parrish was granted warrants to purchase 10,000 shares of common stock at an exercise price of $1.35 per share. The warrants expire upon the earlier of their exercise or five years after the date of their issuance. Under the Stock Issuance Agreement, if we fail to pay the $50,000 promissory note when due, we must issue 10,000 shares of our common stock to Mr. Parrish. The issuance will not, however, alleviate our liability under the note. We also granted Mr. Parrish securities registration rights with respect to any common stock he receives from us under these warrants or the Stock Issuance Agreement.



    On February 12, 1999, we borrowed $250,000 from Mr. Dearholt. The borrowing was effectuated in the form of a $250,000, one-year promissory note payable by us to Mr. Dearholt. As part of this transaction, the Company entered into a Note Purchase and Warrant Agreement and a Stock Issuance Agreement. Pursuant to the Note Purchase and Warrant Agreement, Mr. Dearholt received a warrant to purchase 50,000 shares of our common stock at an exercise price of $1.25 per share. The warrants expire upon the earlier of their exercise or five years after the date of their issuance. Under the Stock Issuance Agreement, if we fail to pay the $250,000 under the note when due, we must issue 50,000 shares of our common stock to Mr. Dearholt. This issuance will not, however, alleviate our liability under the note. We also granted Mr. Dearholt securities registration rights with respect to any common stock he receives from us under these warrants or the Stock Issuance Agreement.


    The Company has sold 129,506 shares of common stock on February 26, 1999, 157,356 shares of common stock on March 10, 1999 and 196,102 shares of common stock on April 10, 1999 to a private investor under an equity line agreement. The Company received net cash proceeds of $145,500, $145,500 and $194,000, respectively, from these sales. As part of this offering, the Company also issued to the investor warrants to purchase 200,000 shares of the Company's common stock at an exercise price of $2.17 per share. The Company also issued warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $1.625 to this investor on February 12, 1999 in connection with a consulting agreement. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to a sophisticated, accredited investor, who provided representations which the Company deemed necessary to satisfy itself that it was an accredited investor and was purchasing for investment and not with a view to resale in connection with a public offering.



    The Company sold 316,668 shares of common stock to three investors in November 1999. The Company received cash proceeds of $237,500 from these sales. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to sophisticated, accredited investors, who provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.


Item 27. Exhibits. The following exhibits are filed as part of this Registration Statement.


            EXHIBIT NO.                                              DESCRIPTION
          --------------- --------------------------------------------------------------------------------------------------
                3.1       Amended and Restated Articles of Incorporation of the Company. (20)

                3.2       Amended and Restated By-Laws of the Company.(3)

                4.1       Amended and Restated Articles of Incorporation (same as Exhibit 3.1) (20).

                4.2       Articles  II, VII and XI of the  Amended  and  Restated  By-Laws of the  Company  (included  in
                          Exhibit 3.2).(3)

                4.3       Private Equity Line of Credit Agreement between the Company and Kingsbridge Capital Limited dated
                          November 19, 1998.(2)

                4.4       Registration Rights Agreement between the Company and Kingsbridge Capital Limited dated as of
                          November 19, 1998.(2)

                4.5       Warrant to Purchase up to 200,000 shares of common stock of the Company issued to Kingsbridge
                          Capital Limited as of November 19, 1998.(2)

                4.6       Agreement between Kingsbridge Capital Limited and the Company dated February 12, 1999. (23)

                4.7       Consulting  Agreement  between the Company and  Kingsbridge  Capital Limited dated February 12,
                          1999. (23)

                4.8       Registration  Rights  Agreement  between  Kingsbridge  Capital  Limited and the  Company  dated
                          February 12, 1999. (23)

                4.9       Warrant for 100,000 shares of the Company's common stock issued to Kingsbridge  Capital Limited as of February 12, 1999. (23)

                  5       Legal Opinion of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. regarding legality of
                          Securities being issued.

               10.1       Employment Agreement between John Wundrock and the Company dated October 1, 1989.(3)

               10.2       Wisconsin Pharmacal Company, Inc. (k/n/a The Female Health Company) 1990 Stock Option Plan.(4)

               10.3       Commercial Building Lease dated May 1, 1992 covering the Jackson, Wisconsin, office and manufacturing facility.(5)

               10.4       Reality Female Condom Clinical Trial Data Agreement between the Company and Family Health
                          International dated September 24, 1992.(6)

               10.5       Trademark License Agreement for Reality Trademark.(7)

               10.6       Office space lease between the Company and John Hancock Mutual Life Insurance Company dated June
                          1, 1994.(8)

               10.7       Employment Agreement dated September 10, 1994 between the Company and Dr. Mary Ann Leeper.(9)

               10.8       1994 Stock Option Plan.(10)

               10.9       Investor relations and development services Consulting Agreement between the Company and C.C.R.I.
                          Corporation dated March 13, 1995.(11)

              10.10       Consultant Warrant Agreement dated March 13, 1995 between the Company and C.C.R.I. Corporation, as amended on April 22, 1996.(12)

              10.11       Company Promissory Note payable to Stephen M. Dearholt for $1 million dated March 25, 1996 and related Note Purchase and Warrant Agreement, warrants and Stock Issuance Agreement.(13)

              10.12       Outside Director Stock Option Plan.(12)

              10.13       Exclusive Distribution Agreement between Chartex International Plc and Taiho Pharmaceutical Co.,
                          Ltd. dated October 18, 1994.(14)

              10.14       Supply Agreement between Chartex International Plc and Deerfield Urethane, Inc. dated August 17,
                          1994. (14)

              10.15       Employment Letter dated February 28, 1990 from Chartex Resources Ltd. to Michael Pope and Board
                          Amendments thereto.(14)

              10.16       Grant Letter dated March 7, 1996 from the Government Office for London of the Secretary of State
                          of Trade and Industry regarding economic development grant to the Company.(14)

              10.17       Letter Amendment to Asset Sale Agreement dated April 29, 1996 between the Company and Dowty Seals
                          Limited and Chartex International Plc.(14)

              10.18       Form of 8% Convertible Debenture due August 31, 1999 issued by the Company to certain foreign investors on September 12, 1996.(15)

              10.19       Form of  Warrant  issued by the  Company to  certain  foreign  investors  as of  September  12,
                          1996.(15)

              10.20       Fund Raising  Agreement  dated May 1, 1998 by and between  Hartinvest-Medical  Ventures and the
                          Company. (2)

              10.21       Change of Control Agreement dated January 27, 1999, between The Female Health Company and Michael
                          Pope. (16)

              10.22       Company Promissory Note to Stephen M. Dearholt for $250,000 dated February 1, 1999 and related
                          Note Purchase And Warrant Agreement, warrants and Stock issuance Agreement.(16)

              10.23       Company Promissory Note to O.B. Parrish for $50,000 dated February 1, 1999 and related Note
                          Purchase And Warrant Agreement, warrants and Stock issuance Agreement.(16)

              10.24       Company Promissory Note to Stephen M. Dearholt for $1 million dated March 25, 1999 and related
                          Note Purchase and Warrant Agreement, Warrant and Stock Issuance Agreement.(16)

              10.25       Form of Registration Rights Agreement between the Company and certain private placement investors dated as of June 1, 1999.(17)

              10.26       Amendment to Registration Rights Agreement between the Company and Private Placement Investors dated as of June 1, 1999.(17)

              10.27       $1 million Convertible Debenture issued by the Company to Gary Benson dated May 19, 1999.(17)

              10.28       $100,000 Convertible Debenture issued by the Company to Daniel Bishop dated June 2, 1999.(17)

              10.29       $100,000 Convertible Debenture issued by the Company to Robert Johander dated June 3, 1999.(17)

              10.30       $100,000 Convertible Debenture issued by the Company to Michael Snow dated June 3, 1999.(17)

              10.31       $100,000 Convertible Debenture issued by the Company to W.G. Securities Limited Partnership dated
                          June 3, 1999.(17)

              10.32       Warrant to purchase 1,250,000 shares of the Company's common stock issued to Gary Benson on May
                          19, 1999.(17)

              10.33       Warrant to purchase 125,000 shares of the Company's common stock issued to Daniel Bishop on June
                          3, 1999.(17)

              10.34       Warrant to purchase 125,000 shares of the Company's common stock issued to Robert Johander on
                          June 3, 1999.(17)

              10.35       Warrant to purchase 250,000 shares of the Company's common stock issued to Michael Snow on June
                          3, 1999.(17)

              10.36       Warrant to purchase 125,000 shares of the Company's common stock issued to W.G. Securities
                          Limited Partnership on June 3, 1999.(17)

              10.37       Form of Common Stock Purchase Warrant to acquire 337,500 shares issued to R.J. Steichen as placement agent.(17)

              10.38       Form of Change of Control  Agreement between the Company and each of O. B. Parrish and Mary Ann
                          Leeper. (20)

              10.39       Lease Agreement  among Chartex  Resources  Limited,  P.A.T.  (Pensions)  Limited and The Female
                          Health Company. (18)

              10.40       Agreement  dated March 14,  1997,  between the Joint United  Nations  Programme on HIV/AIDS and
                          Chartex International PLC. (19)

              10.41       Company promissory note payable to Stephen M. Dearholt for $1 million dated March 25, 1997, and related stock purchase and warrant agreement, warrants and stock issuance agreement. (21)

              10.42       1997 Stock Option  Plan. (19)

              10.43       Employee Stock Purchase Plan. (19)

              10.44       Agreement  dated September 29, 1997,  between Vector  Securities  International  and The Female
                          Health Company. (19)

                 21       Subsidiaries of Registrant. (22)

               23.1       Consent of McGladrey & Pullen, LLP

               23.2       Consent of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. (included in Exhibit 5).


------------

(1)   Incorporated herein by reference to the Company's 1995 Form 10-KSB.

(2) Incorporated herein by reference to the Company's Form SB-2 Registration Statement filed December 8, 1998.

(3) Incorporated herein by reference to the Company's Registration Statement on Form S-18, Registration No. 33-35096, as filed with the Securities and Exchange Commission on May 25, 1990.

(4)   Incorporated herein by reference to the Company's December 31, 1990 Form
      10-Q.

(5)   Incorporated herein by reference to the Company's June 30, 1992 Form 10-Q.

(6) Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1, Registration No. 33-51586, as filed with the Securities and Exchange Commission on September 28, 1992.

(7)   Incorporated herein by reference to the Company's 1992 Form 10-KSB.

(8)   Incorporated herein by reference to the Company's June 30, 1994 Form 10-Q.

(9) Incorporated herein by reference to the Company's Registration Statement on Form S-2, Registration No. 33-84524, as filed with the Securities and Exchange Commission on September 28, 1994.

(10)  Incorporated herein by reference to the Company's 1994 Form 10-KSB.

(11)  Incorporated herein by reference to the Company's March 31, 1995 Form
      10-Q.

(12) Incorporated herein by reference to the Company's Form S-1 Registration Statement filed with the Securities and Exchange Commission on April 23, 1996.

(13)  Incorporated herein by reference to the Company's June 30, 1995 Form 10-Q.

(14) Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Company's Form S-1 Registration Statement filed with the Securities and Exchange Commission on June 5, 1996.

(15)  Incorporated herein by reference to the Company's 1996 Form 10-K.

(16)  Incorporated herein by reference to the Company's March 31, 1999 Form
      10-QSB.

(17)  Incorporated herein by reference to the Company's June 30, 1999 Form
      10-QSB.


(18) Incorporated herein by reference to the Company's December 31, 1996 Form 10-QSB.



(19) Incorporated herein by reference to the Company's Form 10-KSB/A-1 for the year ended September 30, 1997.



(20)  Previously filed.



(21)  Incorporated herein by reference to the Company's March 31, 1997 Form
      10-QSB.



(22) Incorporated herein by reference to the Company's Form 10-KSB for the year ended September 30, 1999.



(23) Incorporated herein by reference to the Company's December 31, 1998 Form 10-QSB.



Item 28.          Undertakings.

    The small business issuer hereby undertakes as follows:

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) File, during any period in which offers and sales of securities may be made pursuant to this registration, a post-effective amendment to this registration statement to:

         (i) include any prospectus required by section 10(a) (3) of the Securities Act;

         (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

         (iii) include any additional or changed material information on the plan of distribution.

    (c) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (d) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Chicago, State of Illinois, on the 11th day of January, 2000.


                                    THE FEMALE HEALTH COMPANY


                                    BY  /s/  O.B. Parrish
                                        -------------------------------------
                                    Its Chairman and Chief Executive Officer
                                        -------------------------------------



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



SIGNATURE                        TITLE                       DATE
---------                        -----                       ----

  /s/  O.B. Parrish               Chairman of the Board,      January 11, 2000
----------------------------     Chief Executive
       O.B. Parrish              Officer and Director

 /s/   Mary Ann Leeper           President and Chief         January 11, 2000
----------------------------     Operating Officer
  Mary Ann Leeper, Ph.D.         and Director

 /s/   Robert R. Zic             Chief Financial Officer     January 11, 2000
----------------------------
      Robert R. Zic

 /s/ William R. Gargiulo Jr.     Secretary and Director      January 11, 2000
----------------------------
William  R.  Gargiulo, Jr.

  /s/  David R. Bethune          Director                    January 11, 2000
----------------------------
    David R. Bethune

  /s/  Stephen M. Dearholt       Director                    January 11, 2000
----------------------------
    Stephen M. Dearholt

                                 Director                    January   , 2000
----------------------------
     James R. Kerber

                                 Director                    January   , 2000
----------------------------
     Michael R. Walton

                                  EXHIBIT INDEX


                                                                                      PAGE
EXHIBIT NUMBER                       DESCRIPTION                                     NUMBER
--------------     ----------------------------------------------------------        ------
        5          Legal Opinion of Reinhart, Boerner, Van Deuren, Norris &
                   Rieselbach, s.c. regarding legality of securities offered

       23          Consent of McGladrey & Pullen, LLP